Exhibit 4.4

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

relating to

LUFAX HOLDING LTD

(陆金所控股有限公司)

DATED 31 JANUARY 2019

BY AND AMONG

AN KE TECHNOLOGY COMPANY LIMITED

CHINA PING AN INSURANCE OVERSEAS (HOLDINGS) LIMITED TUN KUNG

COMPANY LIMITED

- and -

PARTIES LISTED IN SCHEDULE 1

- and -

HONOR RELIANCE DEVELOPMENT LIMITED

(信誠發展有限公司)

- and -

LUFAX HOLDING LTD

(陆金所控股有限公司)

CONTENTS

1.	DEFINITIONS	3

2.	EFFECTIVENESS	11

3.	BUSINESS OF THE COMPANY	11

4.	SHAREHOLDERS MEETINGS	11

5.	RESTRICTIONS ON RIGHTS OF TUN KUNG WITH RESPECT TO THE ESOP SHARES	11

6.	THE BOARD OF DIRECTORS	12

7.	POWERS OF THE BOARD AND BOARD RESOLUTIONS	14

8.	REMUNERATION FOR DIRECTORS	15

9.	MANAGEMENT OF THE COMPANY	15

10.	ACCESS TO INFORMATION	16

11.	COVENANTS BY THE COMPANY	17

12.	DISTRIBUTION POLICY	18

13.	RIGHT TO SUBSCRIBE FOR NEW SHARES	20

14.	TRANSFER OF SHARES	22

15.	COMPLETION OF TRANSFER OF SHARES	33

16.	TERMINATION	34

17.	QUALIFIED LISTING	34

18.	ANNOUNCEMENTS AND CONFIDENTIALITY	36

19.	ADDITIONAL COVENANTS BY THE PARTIES	37

19A.	PUT OPTION	38

20.	NO PARTNERSHIP	41

21.	ARTICLES	42

22.	SUCCESSORS IN TITLE	42

23.	AMENDMENT AND WAIVER	42

24.	TIME OF ESSENCE	42

25.	NOTICES	42

26.	SEVERABILITY	43

27.	COUNTERPARTS	43

28.	COSTS	43

29.	ENTIRE AGREEMENT	44

30.	FORCE MAJEURE	44

31.	GOVERNING LAW AND DISPUTE RESOLUTION	44

32.	THIRD PARTY RIGHTS	45

i

ii

THIS SHAREHOLDERS AGREEMENT (this “Agreement”) is made on 31 January 2019

BY AND AMONG:

(1)	AN KE TECHNOLOGY COMPANY LIMITED, a company registered in Hong Kong with number [***] whose registered office is at [***] (“An Ke”);

(2)	CHINA PING AN INSURANCE OVERSEAS (HOLDINGS) LIMITED, a company registered in Hong Kong with number [***] whose registered office is at [***] (“PAO”);

An Ke and PAO are collectively referred to as the “Ping An Shareholders”;

(3)	TUN KUNG COMPANY LIMITED, a company registered in the British Virgin Islands with number [***] whose registered office is at [***] (“Tun Kung”);

(4)

Investors Listed in Part 1 A of Schedule 1 (collectively referred to as “A-round Investors” and each an “A-round Investor”) and Part 1 B of Schedule 1 (collectively referred to as “Other Non-Lead Investors”);

(5)	Investors Listed in Part 2 of Schedule 1 (collectively referred to as “B-round Investors” and each an “B-round Investor”);

(6)	Investors Listed in Part 3 of Schedule 1 (collectively referred to as “C-round Investors” and each a “C-round Investor”);

All the investors listed in Schedule 1 are collectively referred to as the “Investors”, and each an “Investor”;

(7)	HONOR RELIANCE DEVELOPMENT LIMITED (信誠發展有限公司) Listed in Schedule 2 (“Honor Reliance”);

and

(8)

LUFAX HOLDING LTD (陆金所控股有限公司), an exempted company registered in the Cayman Islands whose registered office is at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands (the “Company”),

(each, a “Party” and, collectively, the “Parties”). Each person which executes and delivers a counterpart signature page to this Agreement as an “Additional C-round Investor” after the date hereof and on or prior to the latest date permitted for such execution and delivery pursuant to Section 3.3 of the C-round Share Subscription Agreement is referred to herein as an “Additional C-round Investor” and shall thereupon be deemed to have entered into, and be party to, this Agreement, and the terms “C-round Investor” and “C-round Investors”, “Investor” and “Investors” and “Party” and “Parties” shall thereafter be construed accordingly to include such Additional C-round Investor and Additional C-round Investors, respectively, and Part 3 of Schedule 1 hereto shall be deemed amended to include each Additional C-round Investor and its respective information, including without limitation the number of Class C Ordinary Shares subscribed for by such Additional C-round Investor pursuant to the C-round Share Subscription Agreement.

RECITALS

A.	Prior to the date of this Agreement, the Company was owned as follows on a Fully-Diluted Basis:

Tun Kung:	475,095,000	Class A Ordinary Shares	(36.3266%)

An Ke:	285,000,000	Class A Ordinary Shares	(21.7916%)

PAO:	189,905,000	Class A Ordinary Shares	(14.5205%)

Convertible Promissory Note Holders:	131,242,905	Class A Ordinary Shares	(10.0351%)

Company Phase II ESOP:	25,000,000	Class A Ordinary Shares	(1.9115%)

A-round Lead Investor (as defined in Schedule 1):	27,835,052	Class B Ordinary Shares	(2.1283%)

Non-Lead Investor A (as defined in Schedule 1):	9,800,239	Class B Ordinary Shares	(0.7493%)

Non-Lead Investor B (as defined in Schedule 1):	7,538,645	Class B Ordinary Shares	(0.5764%)

Non-Lead Investor C (as defined in Schedule 1):	6,030,927	Class B Ordinary Shares	(0.4611%)

Non-Lead Investor D (as defined in Schedule 1):	3,247,423	Class B Ordinary Shares	(0.2483%)

Non-Lead Investor E (as defined in Schedule 1):	5,873,985	Class B Ordinary Shares	(0.4491%)

Other Non-Lead Investors:	13,806,185	Class B Ordinary Shares	(1.0556%)

B-round Investors (excluding Non-Lead Investor E):	61,064,390	Class B Ordinary Shares	(4.6691%)

Honor Reliance:	22,146,871	Class A Ordinary Shares	(1.6934%)

C-round Investors	44,256,290	Class C Ordinary Shares	(3.3839%)

The number of Shares held by the Convertible Promissory Note Holders is subject to adjustments contained in the Convertible Promissory Note.

B.

For the operation and management of the Company and other Group Companies, the Ping An Shareholders, Tun Kung and the A-round Investors entered into an amended and restated shareholders agreement on 27 November 2015. The then existing shareholders, Other Non-Lead Investors and the B-round Investors entered into an amended and restated shareholders agreement on 15 January 2016 as supplemented by a supplemental agreement on 11 April 2018. The then existing shareholders and Honor Reliance entered into a further amended and restated shareholders agreement on 12 June 2018.

C.

The Parties entered into an amended and restated shareholders agreement on 29 November 2018. The Parties desire to enter into this Agreement on the terms and conditions set forth herein, which shall amend, restate, supersede and replace in its entirety the amended and restated shareholders agreement dated 29 November 2018.

D.

The Company, through its indirectly wholly-owned subsidiary Wincon HK, which in turn, directly or indirectly, owns 100% of the equity interest in the WFOE, controls all equity interests in a group of companies registered in the PRC and their business operations through certain control agreements.

E.	The Investors, Tun Kung, the Ping An Shareholders and Honor Reliance desire to operate and manage the Company and other Group Companies in accordance with the terms and conditions of this Agreement.

IT IS ACCORDINGLY AGREED as follows:

1.	DEFINITIONS

1.1.	In this Agreement unless the context requires otherwise:

“A-round Investor” means each Party listed in Part 1A of Schedule 1.

“A-round Lead Investor” has the meaning given in Part 1A of Schedule 1.

“A-round Lead Investor Share Subscription Agreement” means that certain share subscription agreement dated 9 January 2015 entered into by Zheng He Lufax Fund I L.P. (previously known as BlackPine Zheng He Opportunities Fund II, L.P.) and the Company.

“A-round Non-Lead Investors” means each of the A-round Investors other than the A-round Lead Investor.

“A-round Non-Lead Investor Share Subscription Agreements” means the (i) certain share subscription agreements dated 9 January 2015 entered into by the Non- Lead Investor A and the Company; (ii) certain share subscription agreements dated 9 January 2015 entered into by the Non-Lead Investor B and the Company; and (iii) certain share subscription agreements dated 9 January 2015 entered into by the Non- Lead Investor C and the Company; (iv) certain share subscription agreements dated 9 January 2015 entered into by the Non-Lead Investor D and the Company; and (v) certain share subscription agreements dated 28 January 2015 entered into by the Non- Lead Investor E and the Company.

“A-round Share Subscription Agreements” means the A-round Lead Investor Share Subscription Agreement and the A-round Non-Lead Investor Share Subscription Agreements.

“Affiliate” has the meaning given in clause 13.5.

“Affiliate-Transferee” has the meaning given in clause 14.5.

“Affiliate-Transferor” has the meaning given in clause 14.5.

“Articles” means the amended and restated memorandum and articles of association of the Company in the agreed form and to be adopted effective on or about the date hereof.

“Associate” has the meaning given to “associate” under Chapter 14A of the Rules Governing the Listing of Securities on the Hong Kong Stock Exchange.

“Average Post-Closing Sale Price” means an amount equal to:

(a)

the aggregate consideration (including all cash and non-cash consideration) paid or payable in respect of all Transfers of Shares by the Ping An Shareholders and any of their respective Affiliates (other than Transfers to their respective Affiliates in accordance with clause 14.5) from the Closing Date to the date of receipt by the relevant C-round Investor of the Ping An Share Sale Notice under clause 14.4.2(i) (both dates inclusive); divided by

(b)	the aggregate number of Shares which have been Transferred by such persons (other than to their respective Affiliates in accordance with clause 14.5) during such period.

“B-round Investor” means each Party listed in Part 2 of Schedule 1.

“B-round Share Subscription Agreements” means certain share subscription agreements dated 11 December 2015 (as amended and supplemented) entered into by each of the B-round Investors and the Company.

“Board” means the board of directors of the Company from time to time.

“Board Committees” has the meaning given in clause 9.1.

“Business Day” means a day (which for these purposes ends at 5.30 p.m. local time) on which banks are open for commercial business in the Cayman Islands, Qatar, Hong Kong and China other than a Friday, Saturday, Sunday or a public holiday.

“Class A Ordinary Shares” means the class A ordinary Shares of USD $0.00001 each in the capital of the Company, each having the rights and preferences set forth in the Articles and this Agreement.

“Class A Ordinary Shareholders” means the holders of Class A Ordinary Shares.

“Class B Ordinary Shares” means the class B ordinary Shares of USD $0.00001 each in the capital of the Company, each having the rights and preferences set forth in the Articles and this Agreement.

“Class B Ordinary Shareholders” means the holders of Class B Ordinary Shares.

“Class C Ordinary Shares” means the class C ordinary Shares of USD $0.00001 each in the capital of the Company, each having the rights and preferences set forth in the Articles and this Agreement.

“Class C Ordinary Shareholders” means the holders of Class C Ordinary Shares.

“Closing” has the meaning given under the C-round Share Subscription Agreement.

“Closing Date” has the meaning given under the C-round Share Subscription Agreement.

“Companies Law” means the Cayman Islands Companies Law, Cap 22 (as consolidated and revised).

“Company ESOP” means the Company’s employee stock option plan duly approved by the Board on 12 December 2014 and as amended from time to time.

“Company Phase II ESOP” means the Company’s employee stock option plan duly approved by the Board on 21 August 2015 and as amended from time to time.

“Confidential Information” means any information of a confidential or commercially sensitive nature (however stored), whether or not marked as such, relating to the business, customers or financial or other affairs of any Shareholder or Group Company.

“connected persons” has the meaning given under the Hong Kong Listing Rules.

“control” has the meaning given in clause 13.5.

“controlling shareholder” has the meaning given under the Hong Kong Listing Rules.

“Conversion Price” has the meaning given under the relevant Convertible Promissory Note.

“Convertible Promissory Note Holders” has the meaning given under the C-round Share Subscription Agreement.

“Convertible Promissory Notes” has the meaning given under the C-round Share Subscription Agreement.

“C-round Investor” means each Party listed in Part 3 of Schedule 1.

“C-round Lead Investor” means F3 Holding LLC.

“C-round Lead Investor Affiliate” means DIC Holding LLC.

“C-round Share Subscription Agreement” means the share subscription agreement dated 6 September 2018, as amended as of 27 November 2018 and 27 December 2018 and as may be amended from time to time thereafter in accordance with its terms, entered into by each of the C-round Investors and the Company.

“Current Valuation” means the aggregate valuation of the Company from time to time calculated by reference to the price per Share paid by Shareholders as part of the latest issue of Shares by the Company and the number of Shares on a Fully-Diluted Basis; as at the date of this Agreement, the Current Valuation shall be the Subscription Price paid by each of the C-round Investors under the C-round Share Subscription Agreement multiplied by the aggregate number of Shares on a Fully-Diluted Basis.

“days” means calendar days, provided that, except as otherwise set forth herein, if any period of days set forth herein shall expire on any day which is not a Business Day, such period shall be automatically extended to the next occurring Business Day.

“Deed of Adherence” means the deed of adherence in the agreed form as set out in Schedule 4 to this Agreement.

“Director” means a director of the Company.

“Drag Along Notice” has the meaning given in clause 14.4.3.

“Drag Along Notice Period” has the meaning given in clause 14.4.3.

“Drag Along Ping An Transferors” has the meaning given in clause 14.4.3.

“Drag Along Sale” has the meaning given in clause 14.4.3.

“Dragged Shareholders” has the meaning given in clause 14.4.3.

“ESOP Proportional Interest” means as of any time of determination, with respect to the ESOP Shares, the percentage interest determined by dividing (x) the ESOP Shares by (y) the total issued Shares.

“ESOP Shares” means the 20,644,803 Class A Ordinary Shares or the economic interests thereof allotted to beneficiaries of the Company ESOP, held by Tun Kung.

“Excess Sale Shares” has the meaning given in clause 14.2.3.

“First Scheduled Meeting” has the meaning given in clause 7.4.

“Fully-Diluted Basis” means all outstanding Shares assuming the issuance of all Shares issuable upon conversion or exercise of any outstanding convertible securities of the Company, including without limitation all Class A Ordinary Shares reserved for issuance pursuant to the Company ESOP.

“Fully-Subscribing Party” has the meaning given in clause 13.2.

“Group Company” and “Group Companies” means, individually and collectively, the Company and its Subsidiaries from time to time.

“HKIAC” has the meaning given in clause 31.2.

“HKIAC Rules” has the meaning given in clause 31.2.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Hong Kong Listing Rules” means the Rules Governing the Listing of Securities on the Hong Kong Stock Exchange.

“Hong Kong Stock Exchange” means The Stock Exchange of Hong Kong Limited.

“Honor Reliance Share Subscription Agreement” means the share subscription agreement dated 31 May 2018 entered into by Honor Reliance, Wu Xu (吴旭) and the Company for the subscription of the Class A Ordinary Shares of the Company.

“IFRS” means International Financial Reporting Standards.

“Investors” means all the investors listed in Schedule 1 collectively.

“Lanbang” means Lanbang Investment Company Limited.

“Law” or “Laws” means any constitutional provision, statute or other law, rule, regulation, listing rule, decree, official policy or interpretation of any nation or government or any province or state, municipal or local or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court, tribunal or arbitrator, stock or securities exchange and any self-regulatory organization.

“Linzhi” means Linzhi Jinsheng Investment Company Limited.

“Liquidation Event” means any liquidation, dissolution or winding-up (whether voluntary or involuntary) of the Company or any of its Subsidiaries.

“Non-ESOP Proportional Interest” means as of any time of determination, with respect to the Non-ESOP Shares, the percentage interest determined by dividing (x) the Non-ESOP Shares by (y) the total issued Shares of the Company.

“Non-ESOP Shares” means the Class A Ordinary Shares held by Tun Kung excluding the ESOP Shares.

“Offer” has the meaning given in clause 14.2.3.

“Offer Closing Date” has the meaning given in clause 14.2.3.

“Other Non-Lead Investors” means each Party listed in Part 1B of Schedule 1.

“Partially-Subscribing Party” has the meaning given in clause 13.2.

“Ping An Group” means Ping An Insurance (Group) Company of China, Ltd. and its Subsidiaries.

“Ping An Share Sale” has the meaning given in clause 14.4.2.

“Ping An Share Sale Notice” has the meaning given in clause 14.4.2.

“Ping An Transactions” means collectively certain transactions to be entered into between An Ke and/or its designated Affiliate, and certain direct or indirect shareholder(s) of Tun Kung pursuant to which An Ke and/or its designated Affiliate will be:

(a)	granted certain call option(s) pursuant to call option agreement(s) (“Option Contracts”) to indirectly acquire 173,744,733 Class A Ordinary Shares (“Ping An Call Option”); and

(b)

given one or more share mortgage(s)/charge(s) over certain shares of Tun Kung or its shareholder as security for their performance under the Option Contracts, in each case on a Fully-Diluted Basis after taking into account the Shares held by the Investors, and, for avoidance of doubt, the exercise of the Ping An Call Option will not dilute any Investor’s shareholding in the Company.

“PRC” or “China” means the People’s Republic of China which for the purposes of this Agreement excludes Hong Kong, the Macao Special Administrative Region of the PRC and Taiwan.

“Prohibited Transferee” means any of the four (4) persons set out in Schedule 5 or any of their respective Affiliates.

“Proposed Ping An Transferee A” has the meaning given in clause 14.4.2.

“Proposed Ping An Transferee B” has the meaning given in clause 14.4.3.

“Purchase Notice” has the meaning given in clause 14.2.3.

“Put Option” has the meaning given in clause 19A.1.

“Put Option Price” has the meaning given in clause 19A.1.

“Put Option Shares” has the meaning given in clause 19A.1.

“Qualified Listing” has the meaning given in clause 17.2.

“Return” means, with respect to each C-round Investor, an amount in USD which would, when paid to that C-round Investor together with an amount equal to the Subscription Amount paid by such C-round Investor, result in the receipt by such C-round Investor of a return of six per cent. (6%) per annum on such Subscription Amount calculated on a daily basis for the period from the Closing Date to the date of completion of the sale and purchase of the Put Option Shares by and from such C-round Investor pursuant to the Put Option (both dates inclusive).

“Right of First Offer” has the meaning given in clause 14.2.

“RMB” means renminbi, the lawful currency of the PRC.

“Sale Shares” has the meaning given in clause 14.2.

“Second Scheduled Meeting” has the meaning given in clause 7.4.

“Selling Ping An Shareholder” has the meaning given in clause 14.4.2.

“Share Conversion Ratio” has the meaning given in clause 17.6.

“Shareholder” means any of the Class A Ordinary Shareholders, Class B Ordinary Shareholders, Class C Ordinary Shareholders, or one or more of them as the case may be.

“Shareholders Meeting” means the Shareholders’ general meeting of the Company.

“Shares” means collectively the ordinary shares (including Class A Ordinary Shares, Class B Ordinary Shares and Class C Ordinary Shares) in the share capital of the Company.

“Share Swap” means the Transfer of their respective Shares in the Company by Tongjun, Lanbang and Linzhi to Tun Kung in exchange for shares in Tun Kung reflecting proportionally their existing shareholding in the Company completed on 27 November 2015.

“Significant C-round Investors” means the C-round Lead Investor, the C-round Lead Investor Affiliate and each other Investor which (together with any of its Affiliates) pays an aggregate Subscription Price of at least USD 150 million to the Company pursuant to the C-round Share Subscription Agreement, each, a “Significant C-round Investor”.

“Significant Subsidiary” means any Subsidiary of the Company which, by reference to the latest accounts available as at the date of the relevant transaction, had profits representing more than twenty per cent (20%) of the profits of the Group Companies as a whole.

“Subscribed Shares” has the meaning given under the C-round Share Subscription Agreement.

“Subscription Amount” has the meaning given under the C-round Share Subscription Agreement.

“Subscription Notice” has the meaning given in clause 13.1.

“Subscription Price” has the meaning given under the C-round Share Subscription Agreement.

“Subsidiary” means, as to any person, any person (A) of which such first person directly or indirectly owns securities or other equity interests representing more than fifty per cent (50%) of the aggregate voting power, (B) of which such first person possesses the right to elect more than fifty per cent (50%) of the directors or persons holding similar positions through contractual arrangements (including without limitation variable interest entity (VIE) arrangements) or otherwise, (C) which such first person otherwise controls through contractual arrangements or otherwise (including without limitation variable interest entity (VIE) arrangements) or (D) the financial position and results of operation of which such first person could be consolidated if preparing financial statements under the IFRS.

“Tag Along Notice” has the meaning given in clause 14.4.2.

“Tag Along Sale” has the meaning given in clause 14.4.2.

“Third Party” has the meaning given in clause 14.2.7.

“Tongjun” means Tongjun Investment Company Limited.

“Tongjun Transaction” means the certain transaction entered into between Tongjun and A-round Lead Investor or its designated Affiliate, pursuant to which, A-round Lead Investor or its designated Affiliate purchased an exchangeable note from Tongjun whereby upon Qualified Listing, A-round Lead Investor or its designated Affiliate may exercise its conversion right under such note for the Shares of the Company at the agreed conversion price, which is equal to the per share subscription price under the B-round Share Subscription Agreement(s).

“Transaction Documents” means collectively this Agreement, the A-round Share Subscription Agreements, the B-round Share Subscription Agreements, the Honor Reliance Share Subscription Agreement, the C-round Share Subscription Agreement, the Articles, and other agreements designated as such by the Parties.

“Transfer” means, with respect to any securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such securities or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction), or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“Transfer Notice” has the meaning given in clause 14.2.

“Transferring Shareholder” has the meaning given in clause 14.2.

“USD” means United States dollars, the lawful currency of the United States of America.

“WFOE” means Lufax (Shanghai) Technology Service Co., Ltd, a company incorporated in the PRC which is directly or indirectly wholly owned by Wincon HK.

“Wincon HK” means Wincon Hong Kong Investment Company Limited, a company incorporated in Hong Kong whose registered office is at 18th Floor, Edinburgh Tower, The Landmark, 15 Queen’s Road Central, Hong Kong.

1.2.	In this Agreement where the context admits:

1.2.1	reference to a clause, paragraph or schedule is to a clause, paragraph or schedule of or to this Agreement respectively;

1.2.2	reference to the Parties to this Agreement includes their respective successors and permitted assigns;

1.2.3	reference to any gender includes the other gender;

1.2.4	reference to persons includes bodies corporate or unincorporated;

1.2.5	reference to any professional firm or company includes any firm or company effectively succeeding to the whole, or substantially the whole, of its practice or business;

1.2.6	the index and headings are for ease of reference only and will not affect the construction or interpretation of this Agreement;

1.2.7	words denoting the singular include the plural and vice versa;

1.2.8

general words shall not be given a restrictive meaning by reason of their being preceded or following by words indicating a particular class of matters or by examples falling within the general words and, accordingly, any phrase introduced by the terms “other”, “including”, “including without limitation”, “include” and “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding them;

1.2.9

where a sum is stated in RMB it will be deemed, where appropriate, to be a reference to a sum in USD having an equivalent value using the middle rate for converting RMB into USD published by the People’s Bank of China on one (1) Business Day prior to the date upon which such comparison is made; and

1.2.10	this Agreement incorporates the schedules to it.

2.	EFFECTIVENESS

This Agreement shall enter into effect upon the consummation of Closing.

3.	BUSINESS OF THE COMPANY

3.1.

The business of the Company is investment holding, including holding an investment through its indirectly wholly-owned subsidiary Wincon HK in the WFOE which operates and manages the business of the Group Companies in the PRC.

3.2.

The Shareholders agree that the only business of the Company will be the business stated in clause 3.1, unless changed by the Shareholders in accordance with this Agreement and the Articles. The Shareholders agree to co-operate with each other in the running and operation of the Company to achieve this objective and to act reasonably and in good faith.

4.	SHAREHOLDERS MEETINGS

4.1.	The Shareholders Meeting of the Company shall be governed in accordance with the Companies Law and relevant Laws, this Agreement and the Articles.

4.2.	At a Shareholders Meeting of the Company, each Share shall be entitled to one vote.

4.3.	Unless otherwise provided herein or by the Articles or any applicable Law, Class A Ordinary Shares, Class B Ordinary Shares and Class C Ordinary Shares shall vote together as a single class.

5.	RESTRICTIONS ON RIGHTS OF TUN KUNG WITH RESPECT TO THE ESOP SHARES

5.1.

ESOP Shares are held by Tun Kung solely for the purpose of administering and implementing the Company ESOP. Without prejudice to its statutory rights under the applicable Laws, with respect to the ESOP Proportional Interest only, Tun Kung shall not enjoy:

5.1.1

the right to subscribe for new Shares in accordance with clause 13 unless such subscription is approved at a Shareholders Meeting according to the Articles or for the purpose of implementing the Company ESOP;

5.1.2	the right of first offer or acquisition rights in accordance with clause 14; and

5.1.3	right to Transfer the ESOP Shares unless such Transfer is approved at a Shareholders Meeting according to the Articles or for the purpose of implementing the Company ESOP.

5.2.

The liquidation proceeds (if any) distributed to Tun Kung in connection with the ESOP Proportional Interest according to clauses 12.2.3 and 12.2.4 shall be distributed among Ping An Shareholders and Tun Kung on a pro rata basis in proportion to the shareholding of the Ping An Shareholders and the Non-ESOP Proportional Interest in the Company respectively, or otherwise disposed of as agreed by the Ping An Shareholders and Tun Kung.

6.	THE BOARD OF DIRECTORS

6.1.	Unless otherwise agreed between the Shareholders in accordance with this Agreement and the Articles, the Board shall comprise twelve (12) members as follows:

6.1.1	ten (10) Directors appointed by (i) the Board or (ii) the Shareholders by ordinary resolution;

6.1.2	one (1) Director appointed by the A-round Lead Investor for so long as its shareholding percentage in the Company is no less than one per cent (1%) on a Fully-Diluted Basis; and

6.1.3

one (1) Director appointed by the C-round Lead Investor for so long as its shareholding percentage in the Company, when aggregated with the shareholding of the C-round Lead Investor Affiliate and any of their respective Affiliates, is no less than zero point five per cent (0.5%) on a Fully-Diluted Basis.

Each of the A-round Lead Investor and the C-round Lead Investor shall undertake such actions as necessary to enable the appointment of their respective Directors and their replacement pursuant to clauses 6.1.2 and 6.1.3. The appointment of each such Director shall take effect immediately upon receipt by the Company of a written notice of appointment from the relevant Investor entitled to appoint such Director together with a consent to act from such Director.

Subject to applicable Laws, the Board shall, and the Shareholders shall procure that the Directors respectively appointed by each of them (as applicable) shall, pass such resolutions and take such other actions as are necessary to give effect to each appointment made pursuant to this clause 6.1. The Parties acknowledge and agree that all actions approved or implemented by or at the Board meeting or the Shareholders Meeting shall, to the maximum extent permitted by applicable Laws, be concurrently approved and implemented at the shareholder or board level, as appropriate, of each of the Group Companies, and the Parties shall take all necessary actions to promptly effect such approval and implementation.

6.2.	Unless otherwise agreed between the Shareholders in accordance with this Agreement, the boards of directors of Wincon HK and of the WFOE shall comprise nine (9) members as follows:

6.2.1	eight (8) Directors appointed by (i) the board of the respective company or (ii) the shareholders of the respective company by ordinary resolution; and

6.2.2	one (1) Director appointed by the A-round Lead Investor for so long as its shareholding percentage in the Company is no less than one per cent (1%) on a Fully-Diluted Basis.

The A-round Lead Investor shall undertake such actions as necessary to enable the appointment of the Directors and its replacement pursuant to clause 6.2.2.

Subject to applicable Laws, the Board shall, and the Shareholders shall procure that the Director respectively appointed by each of them (as applicable) shall, pass such resolutions and take such other actions as are necessary to give effect to each appointment made pursuant to this clause 6.2. The Parties acknowledge and agree that all actions approved or implemented by or at the Board meeting or the Shareholders Meeting shall, to the maximum extent permitted by applicable Laws, be concurrently approved and implemented at the shareholder or board level, as appropriate, of each of the Group Companies, and the Parties shall take all necessary actions to promptly effect such approval and implementation.

6.3.

The Director appointed by the A-round Lead Investor pursuant to clause 6.1.2 and clause 6.2.2 shall hold office at the discretion of the A-round Lead Investor and shall cease to hold office only when written notice removing such Director issued by the A-round Lead Investor is received at the registered office of the Company; accordingly, the A-round Lead Investor removing its nominated Director shall be responsible for, and shall indemnify the Company against, any claim by that Director for unfair or wrongful dismissal arising out of his removal from office.

6.4.

The Director appointed by the C-round Lead Investor pursuant to clause 6.1.3 shall hold office at the discretion of the C-round Lead Investor and shall cease to hold office only when written notice removing such Director issued by the C-round Lead Investor is received at the registered office of the Company; accordingly, the C-round Lead Investor removing its nominated Director shall be responsible for, and shall indemnify the Company against, any claim by that Director for unfair or wrongful dismissal arising out of his removal from office.

6.5.	The Directors appointed by the Board or the Shareholders pursuant to clause 6.1.1 and clause 6.2.1 may be removed by the Shareholders by ordinary resolution.

6.6.

Subject to applicable Laws, the Company shall purchase and maintain insurance for the benefit of each Director against any liability incurred by such Director in his or her capacity as a Director and indemnifying such Director in respect of any loss arising or liability attaching to him or her by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director may be guilty in relation to the Company or any Subsidiary thereof. For the avoidance of doubt, references in this clause 6.6 to any Director include any alternate director appointed by such Director in accordance with the Articles.

7.	POWERS OF THE BOARD AND BOARD RESOLUTIONS

7.1.	Every Director shall have one vote. Board meetings shall be convened and proceeded in accordance with the Companies Law, the Articles and this Agreement.

7.2.

Except for the matters to be otherwise determined and approved as required by applicable Laws, the Articles or this Agreement, the business and affairs of the Company shall be managed and approved by the Board in accordance with applicable Laws, the Articles or this Agreement.

7.3.

Save for the matters submitted to the Second Scheduled Meeting in accordance with clause 7.4 or the matters approved by written resolution of the Board in accordance with clause 7.5, all matters submitted to the Board shall be passed at a properly convened Board meeting by affirmative vote of at least seven (7) Directors attending in person or by an alternate director or by proxy appointed pursuant to the Articles in accordance with the Companies Law and the Articles. In the event of a voting deadlock of the Board of Directors with respect to any matter pertaining to the Company, the chairman presiding at the Board meeting shall have the right to cast a tie-breaking vote.

7.4.

The quorum for Board meetings shall be eight (8) Directors attending in person or by an alternate director or by proxy appointed pursuant to the Articles. If quorum is not reached within thirty (30) minutes after the scheduled meeting time (the “First Scheduled Meeting”), the chairman presiding at the Board meeting shall, on the day following the First Scheduled Meeting, notify all Directors to attend a re-convened Board meeting at the specified time and date (being not more than five (5) days after the first-scheduled date) (the “Second Scheduled Meeting”). If a quorum is still not reached at the Second Scheduled Meeting, then the Directors attending in person or by an alternate director or by proxy appointed pursuant to the Articles at the Second Scheduled Meeting shall be deemed to constitute a quorum and all matters submitted to the Board at the Second Scheduled Meeting shall be passed by the affirmative vote of a simple majority of the Directors attending in person or by an alternate director or by proxy appointed pursuant to the Articles in accordance with the Companies Law and the Articles.

7.5.

Any matters which may be passed by resolution of the Directors may, without a Board meeting and without any previous notice being required, be approved by written resolution in accordance with this clause 7.5 and the Articles. Any written resolution must be signed by all of the Directors (in as many counterparts as may be necessary).

7.6.

The Company shall make available telephonic, electronic or other communication facilities or means to Directors as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

7.7.

Save for the Second Scheduled Meeting convened under clause 7.4, no Board meeting shall be convened on less than ten (10) days’ notice. Notwithstanding the foresaid, a meeting of the Board shall be deemed to be duly and validly convened, notwithstanding that it is called by shorter or irregular notice, if all the Directors entitled to receive notice and attend the meeting have so agreed.

8.	REMUNERATION FOR DIRECTORS

The Company may reimburse the Directors for reasonable fees incurred in the course of discharging their duties as a Director, including without limitation travel expenses, as it sees fit.

9.	MANAGEMENT OF THE COMPANY

9.1.	Board Committees

9.1.1	The Board has the power to establish board committees (the “Board Committees”) and has established the following Board Committees as of the date hereof:

9.1.1.1	Finance and Audit Board Committee;

9.1.1.2	Nomination and Remuneration Board Committee; and

9.1.1.3	Risk Management Committee.

9.1.2	The Board may establish other Board Committees from time to time as it deems appropriate.

9.1.3	The composition of the Board Committees shall be determined by the Board.

9.1.4

The Board shall determine the roles, responsibilities and scope of authority of each of the Board Committees, provided that, with respect to the Finance and Audit Board Committee, the Board shall procure that the following information be submitted to the Finance and Audit Board Committee for review:

9.1.4.1

management accounts (including balance sheet and profit and loss statement plus relevant key performance indicators) together with reconciliation to IFRS of the Company and other Group Companies, on a quarterly basis, within thirty (30) days after the end of each calendar quarter; and

9.1.4.2

reviewed unaudited interim financial statements (including balance sheet, profit and loss statement and cashflow statement) together with reconciliation to IFRS of the Company and other Group Companies within sixty (60) days after each period end.

9.2.	Management Structure

The Board shall determine senior management positions and business departments of the Company in accordance with the Company’s operational and management needs. The senior management staff of the Company shall be appointed and replaced by the Board, and their terms of office shall be terms considered as appropriate by the Board.

10.	ACCESS TO INFORMATION

10.1.	Subject to the terms of this Agreement, the Company shall, in a timely manner:

10.1.1

prepare and, after approval by the Board, submit to the Shareholders (in the case of an Investor or Honor Reliance, as long as (i) the Investor or Honor Reliance continues to own, directly or indirectly, such number of shares representing not less than zero point one two five per cent (0.125%) of the Company’s issued and outstanding Shares on a Fully-Diluted Basis, or (ii) such information is reasonably required by the Investor or Honor Reliance or any of their respective controlling Affiliates to comply with any applicable Law resulting from the listing or quotation of such person’s securities on any stock or securities exchange) annual budgets (including without limitation full profit and loss accounts, balance sheets/statements of financial position and cashflow statements) prior to the start of each financial year commencing after the Closing Date;

10.1.2

prepare and, after approval by the Board, submit to the Shareholders (in the case of an Investor or Honor Reliance, as long as (i) the Investor or Honor Reliance continues to own, directly or indirectly, such number of shares representing not less than zero point one two five per cent (0.125%) of the Company’s issued and outstanding Shares on a Fully-Diluted Basis, or (ii) such information is reasonably required by the Investor or Honor Reliance or any of their respective controlling Affiliates to comply with any applicable Law resulting from the listing or quotation of such person’s securities on any stock or securities exchange) (i) audited annual financial statements of the Company within ninety (90) days after the end of the relevant period; (ii) unaudited semi-annual management financial statements of the Company within sixty (60) days after the end of the relevant period; and (iii) unaudited quarterly management financial statements of the Company within forty-five (45) days after the end of the relevant period; and (iv) upon request, unaudited monthly management accounts as soon as reasonably practicable after the end of the relevant month;

10.1.3

prepare and, after approval by the Board, submit to the Shareholders (in the case of an Investor or Honor Reliance, as long as (i) the Investor or Honor Reliance continues to own, directly or indirectly, such number of shares representing not less than zero point one two five per cent (0.125%) of the Company’s issued and outstanding Shares on a Fully-Diluted Basis, or (ii) such information is reasonably required by the Investor or Honor Reliance or any of their respective controlling Affiliates to comply with any applicable Law resulting from the listing or quotation of such person’s securities on any stock or securities exchange) quarterly reports in respect of all material related party transactions (as defined in clause 11.4.1(ii) below) carried out by the Group Companies which have been entered into other than in the ordinary and usual course of business, in each case within forty-five (45) days after the end of the relevant period; and

10.1.4

allow the Shareholders (excluding the A-round Non-Lead Investors, Other Non-Lead Investors, B-round Investors and Honor Reliance) and their duly authorised representatives to inspect the accounting books and records of the Company and any Subsidiary and to make extracts and copies at the expense of the inspecting Party.

10.2.

Any information in relation to the Company and other Group Companies shall be considered as Confidential Information and any such information which the Board has approved for the purpose of sharing with the investors of the A-round Lead Investor shall also be considered as Confidential Information and may only be shared provided that such investors shall keep such information confidential and not disclose any such information to any third party.

11.	COVENANTS BY THE COMPANY

11.1.	The Company undertakes with each of the Shareholders, so far as it lawfully may, to be bound by and comply with the terms and conditions of this Agreement insofar as the same relate to the Company.

11.2.	[Reserved]

11.3.

The Company shall not submit any listing application for any initial public offering or any other listing of the Shares and/or securities of any Group Company on any stock exchange to any applicable listing authority without the prior approval by way of a resolution at a general meeting of the Shareholders, or by way of a written resolution, in each case approved by Shareholders holding more than two-thirds of the Shares, provided always that any such resolution shall only be passed if it also receives the affirmative vote of each of the Ping An Shareholders and Tun Kung (in each case, for so long as they hold any Shares at such time).

11.4.	The Company shall not, and shall procure that no Group Company shall:

11.4.1

enter into, or agree to enter into, any contracts, arrangements or understandings with any of the Company’s or the Group Company’s related parties (in each case including without limitation their respective connected persons) unless:

(i)

such contract, arrangement or understanding is, or will be, entered into by the Company or the relevant Group Company on normal commercial terms or better for the Company or relevant Group Company; and

(ii)

subject to clause 11.4.3, all of the applicable percentage ratios, being the (A) assets ratio, (B) revenue ratio, (C) equity capital ratio (if applicable) and (D) consideration ratio, calculated in accordance with Chapter 14 of the Hong Kong Listing Rules (save that, for the consideration ratio, the Current Valuation shall be taken as the denominator) in respect of such contract, arrangement or understanding do not exceed five per cent (5%).

Where any of such percentage ratios exceeds zero point one per cent (0.1%) but all are less than five per cent (5%), such contract, arrangement or understanding shall constitute “material related party transactions” for the purposes of clause 10.1.3;

11.4.2

without the prior approval of holders of more than fifty per cent (50%) of the Class C Ordinary Shares at a meeting of holders of the Class C Ordinary Shares, or by way of a written resolution of the holders of Class C Ordinary Shares in accordance with the Articles:

(i)	in respect of any Significant Subsidiary, either:

(a)	dispose of, or agree to dispose of, thirty per cent (30%) or more of its shares, securities, voting rights or any other interests; or

(b)

issue, or agree to issue, such number of shares or other securities carrying voting or economic rights representing thirty per cent (30%) or more of its total fully diluted share capital or any other equity rights, in each case as part of one transaction or a series of related transactions, unless such disposal or issuance is made to a Group Company directly or indirectly (including by way of variable interest entity (VIE) arrangements) wholly-owned by the Company; or

(ii)	amend, or agree to amend, any provision of any of the Convertible Promissory Notes which relates to, or is likely to impact, the Conversion Price.

11.4.3

Notwithstanding clause 11.4.1(ii), where any one or more of the applicable percentage ratios referred to therein exceed five per cent (5%), the Company (or the Group Company, as the case may be) shall be entitled to enter into, or agree to enter into, such contract, arrangement or understanding, provided that the Company has first obtained the prior written approval of Shareholders which in aggregate hold more than fifty per cent (50%) of the issued Shares held by those Shareholders which do not have a material interest in such contract, arrangement or understanding. For the purposes of this clause 11.4.3 only, each of the Ping An Shareholders and Tun Kung (and each of their respective Affiliates) shall be considered to have a material interest in any contract, arrangement or understanding proposed to be entered into with:

(i)	any member of the Ping An Group;

(ii)	Tun Kung; and/or

(iii)	any of their respective Affiliates,

and, accordingly, shall not be entitled to approve such contract, arrangement or understanding in accordance with this clause 11.4.3.

12.	DISTRIBUTION POLICY

12.1.

Subject to the Companies Law and the Articles, the Shareholders shall determine, from time to time and by reference to the operations, performance and requirements of the Company, whether and how much of the distributable profits shall be declared and paid as dividends to the Shareholders.

12.2.

Subject to clause 12.4, upon the occurrence of a Liquidation Event in respect of the Company, the assets of the Company and the proceeds received in respect of the Shares shall be distributed as follows in descending order:

12.2.1

firstly, each Class C Ordinary Shareholder shall be entitled to receive in preference to all other Shareholders an amount per Class C Ordinary Share held by such Class C Ordinary Shareholder equal to the sum of (i) the subscription price paid to the Company with respect to such Class C Ordinary Share (as proportionally adjusted for any subdivision or consolidation of the Class C Ordinary Shares), and (ii) an amount equal to any declared but unpaid dividends with respect to such Class C Ordinary Share (the “Class C Amount”). If the Company has insufficient assets or proceeds resulting from the Liquidation Event (as applicable) to permit the payment to all holders of the then issued and outstanding Class C Ordinary Shares, then the entire assets and funds of the Company legally available for distribution shall be distributed rateably among the holders of the then issued and outstanding Class C Ordinary Shares in proportion to the full Class C Amount that each such holder would otherwise be entitled to receive under this clause 12.2.1;

12.2.2

secondly, if there are any proceeds legally available for distribution after payment in full to the Class C Ordinary Shareholders under clause 12.2.1 above, each Class B Ordinary Shareholder shall be entitled to receive in preference to all other Shareholders (other than the Class C Ordinary Shareholders) an amount per Class B Ordinary Share held by such Class B Ordinary Shareholder equal to the sum of (i) the subscription price paid to the Company with respect to such Class B Ordinary Share (as proportionally adjusted for any subdivision or consolidation of the Class B Ordinary Shares), and (ii) an amount equal to any declared but unpaid dividends with respect to such Class B Ordinary Share (the “Class B Amount”). If the Company has insufficient assets or proceeds resulting from the Liquidation Event (as applicable) to permit the payment to all holders of the then issued and outstanding Class B Ordinary Shares, then the entire assets and funds of the Company legally available for distribution shall be distributed rateably among the holders of the then issued and outstanding Class B Ordinary Shares in proportion to the full Class B Amount that each such holder would otherwise be entitled to receive under this clause 12.2.2;

12.2.3

thirdly, if there are any proceeds legally available for distribution after payment in full to the Class C Ordinary Shareholders and the Class B Ordinary Shareholders under clauses 12.2.1 and 12.2.2 above, each of the Class A Ordinary Shareholders shall be entitled to receive the Class B Amount (as proportionally adjusted for any subdivision or consolidation of the Class A Ordinary Shares). If the Company has insufficient assets or proceeds resulting from the Liquidation Event (as applicable) to permit the payment to all holders of the then issued and outstanding Class A Ordinary Shares, then the entire assets and funds of the Company legally available for distribution shall be distributed rateably among the holders of the then issued and outstanding Class A Ordinary Shares in proportion to the full Class B Amount that each such holder would otherwise be entitled to receive under this clause 12.2.3; and

12.2.4

lastly, if there are any proceeds legally available for distribution after payment in full under clauses 12.2.1, 12.2.2 and 12.2.3 above, the remaining amount shall be distributed among the holders of all Shares on a pro rata basis in proportion to their relative shareholding.

12.3.	Upon the occurrence of:

12.3.1	a Liquidation Event in respect of any of the Subsidiaries of the Company for any reason;

12.3.2

a disposal of shares, securities, voting rights or any other interests in any Significant Subsidiary where such disposal is required to be approved in accordance with clause 11.4.2(i)(a), in each case as part of one transaction or a series of related transactions; or

12.3.3

a disposal of all, or substantially all, of the assets of the Company or any Significant Subsidiary, in each case as part of one transaction or a series of related transactions, other than any such disposal to a Group Company directly or indirectly (including by way of variable interest entity (VIE) arrangements) wholly-owned by the Company, the Company shall, and the Parties shall use best commercial efforts (including without limitation exercising the voting rights attached to their Shares in support of any such relevant resolution of the Company) to, ensure that the assets of the relevant Subsidiary and the proceeds received from such Liquidation Event or the proceeds of such other relevant transactions referred to in clause 12.3.2 or 12.3.3 shall, in each case, be distributed in such a way so that the Company receives the full economic benefit of such assets and proceeds, which shall, at the request of any of the Class B Ordinary Shareholders or Class C Ordinary Shareholders, be further distributed in accordance with clause 12.2 (save that any reference therein to (a) “Liquidation Event” shall be deemed to be a reference to the relevant Liquidation Event or transaction under this clause 12.3 and (b) “assets and funds of the Company” shall be deemed to be a reference to the assets and proceeds received from the relevant Liquidation Event or transaction under this clause 12.3).

12.4.

For the purposes of clause 12.2, as at the date of the relevant distribution by the Company, including any distribution pursuant to clause 12.3, the aggregate of all previous distributions received by Shareholders from (and including) Closing shall be taken into account.

13.	RIGHT TO SUBSCRIBE FOR NEW SHARES

13.1.

Subject to and upon the Shareholders resolving to issue new shares or other securities in the Company, the Company shall issue a notice (the “Subscription Notice”) to each of the Shareholders. Each of the Shareholders (or, at the election of the relevant Shareholder, any of its Affiliates) shall have the option (but not the obligation) at its own discretion to decide, within thirty (30) days upon receipt of the Subscription Notice, to subscribe for all or part of new shares or other securities in proportion to their relative shareholding (the computation of which shall, in the case of Tun Kung, exclude the ESOP Shares) in the Company on the terms stated on the Subscription Notice. It is a condition of such subscription by an Affiliate of any Shareholder that such Affiliate shall provide evidence of its Affiliate relationship with the relevant Shareholder.

13.2.

If any of the Shareholders (or their respective Affiliates, as the case may be) (each a “Partially-Subscribing Party”) does not choose to fully subscribe for its pro rata portion of the new shares or other securities, and any other Shareholder (or its Affiliate, as the case may be) (each a “Fully-Subscribing Party”) chooses to fully subscribe for its pro rata portion of the new shares or other securities, then the Fully-Subscribing Party shall have the option (but not the obligation) to subscribe for those new shares or other securities not already subscribed for by the Partially-Subscribing Party, in proportion to their relative shareholding (the computation of which shall, in the case of Tun Kung, exclude the ESOP Shares) in the Company before issuance of the new shares or other securities and on the terms stated on the Subscription Notice.

13.3.

In respect of any new shares or other securities that are not subscribed for following the aforementioned procedures, the Company shall have the right to issue and allot such new shares or other securities to any third parties on terms and conditions not more favourable than those stated on the Subscription Notice within one hundred and twenty (120) days from the earlier of (i) the lapse of the Subscription Notice, or (ii) the date the last Fully-Subscribing Party indicates its decision not to subscribe for the available new shares or other securities, provided that any such third party(ies) subscribing for such new shares or other securities shall execute a Deed of Adherence.

13.4.

If the Company (i) proposes to issue and allot the available new shares or other securities to third parties on terms and conditions more favourable than those stated in the Subscription Notice, or (ii) does not issue and allot the available new shares or other securities, the Company shall issue subscription notices to all Shareholders in respect of all new shares following the aforementioned procedures in this clause 13.

13.5.

For the purposes of this Agreement, “Affiliate” means, with respect to a person, any other person that, directly or indirectly, controls, is controlled by or is under common control with such person; “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any person, means (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise or (ii) the ownership of more than fifty per cent (50%) of a person’s voting securities. For the purpose of this Agreement only: the Affiliates of the Shareholders do not include the Company; the Affiliates of the C-round Lead Investor shall be deemed to include the C-round Lead Investor Affiliate; the Affiliates of the C-round Lead Investor Affiliate shall be deemed to include the C-round Lead Investor; and, other than for the purposes of clause 14.5, the Affiliates of Tun Kung shall include Lanbang.

13.6.	For the purposes of this clause 13, new shares or securities do not include:

13.6.1	shares converted from the Company’s capital reserves (if applicable);

13.6.2	shares issued by the Company in connection with a Qualified Listing;

13.6.3	Class C Ordinary Shares issued by the Company pursuant to the C-round Share Subscription Agreement; or

13.6.4

shares or securities issued for the purposes of acquiring all or substantially all assets of another company or entity, or a merger representing fifty per cent (50%) or more of the voting rights, asset acquisition or other shares or securities for restructuring.

13.7.

For the purposes of this clause 13, rights given to the Shareholders do not apply to the ESOP Shares and the Shareholders’ right under this clause 13 shall be determined by reference to the total issued Shares of the Company without taking into account the ESOP Shares.

14.	TRANSFER OF SHARES

14.1.	Unless otherwise specified in this Agreement, on and after the Closing:

14.1.1	the Shareholders shall not Transfer any Shares in any way without complying with this clause 14;

14.1.2

during the term of this Agreement, Tun Kung shall not Transfer any of the ESOP Shares it holds unless it is approved by the Shareholders Meeting according to the Articles or for the purpose of implementing the Company ESOP, and, for the avoidance of doubt, in either such case clause 14.2 below shall not apply;

14.1.3	no Shares may be Transferred to any person who is not already a Shareholder, unless the proposed transferee has executed a Deed of Adherence;

14.1.4	save for:

(i)	any Transfer required as part of the Company’s corporate restructuring to be conducted in connection with such Qualified Listing;

(ii)	any Transfer pursuant to the exercise of the Put Option; or

(iii)	any Transfer pursuant to a Tag Along Sale (but, for the avoidance of doubt, excluding any Transfer under clause 14.4.2(vi)),

if the Company proposes to conduct a Qualified Listing on the Hong Kong Stock Exchange, any Transfer of Shares pursuant to this clause 14 shall be completed prior to the date falling twenty-eight (28) clear days before the date of the first submission by the Company of its listing application to the Hong Kong Stock Exchange as approved by the Shareholders in accordance with clause 11.3, provided that, for the avoidance of doubt, upon the occurrence of any withdrawal, rejection, return or lapse of such Company’s listing application to the Hong Kong Stock Exchange, the right of any Shareholder to Transfer any Shares pursuant to this clause 14 shall be restored in its entirety; and

14.1.5

any Transfer of Shares not made in compliance with this Agreement shall be null and void as against the Company, shall not be recorded on the books of the Company and shall not be recognized by the Company.

14.2.	Transfer of Shares by Shareholders

14.2.1

Subject to clauses 5.1, 14.1.2, 14.3, 14.4.2(vi) and 14.6 and except for any Transfer pursuant to the exercise of the Put Option, if any Shareholder (other than Tun Kung or, in the first three (3) years following the Closing Date only, the Ping An Shareholders) (the “Transferring Shareholder”) intends to Transfer to any person on and after the Closing, other than (i) an Affiliate of such Transferring Shareholder in accordance with clause 14.5 or (ii) (in the case of any Shareholder, other than the Ping An Shareholders and Tun Kung and any of their respective Affiliates) any Ping An Shareholder, Tun Kung or any of their respective Affiliates, all or part of the Shares held by such Transferring Shareholder (the “Sale Shares”), each of the other Shareholders (the “Non-Transferring Shareholders”) shall have the right of first offer to purchase all or part of the Sale Shares subject to, and in accordance with, this clause 14.2 (the “Right of First Offer”).

14.2.2	The Transferring Shareholder shall issue a notice (the “Transfer Notice”) to each of the Non-Transferring Shareholders of its intention to make a Transfer of the Sale Shares.

14.2.3

If any Non-Transferring Shareholder wishes to purchase any of the Transfer Shares, it shall, within twenty (20) days of the date of the Transfer Notice (the “Offer Closing Date”), send a notice to the Transferring Shareholder (a “Purchase Notice”), which shall be irrevocable, containing:

(i)

an offer to purchase (a) such portion of the Sale Shares as reflects, as nearly as possible, the number of the Sale Shares for the time being held by such Non-Transferring Shareholder as a proportion of the total number of Shares held by all the Non-Transferring Shareholders and (b) any number of the Sale Shares for which the other Non-Transferring Shareholders do not make an offer (the “Excess Sale Shares”) ((a) and (b) together, the “Offer”); and

(ii)	the terms on which such Non-Transferring Shareholder is prepared to make the Offer, including the consideration offered for the Sale Shares.

14.2.4

If any Non-Transferring Shareholder does not wish to make an Offer, it may either: (i) send a notice to the Transferring Shareholder before the Offer Closing Date declining to make an Offer; or (ii) do nothing in which case, following the Offer Closing Date, it shall be considered not to have made an Offer. If any Non-Transferring Shareholder does not send a Purchase Notice on or before the Offer Closing Date to the Transferring Shareholder, the Offer of any other Non-Transferring Shareholder which has sent a Purchase Notice in accordance with clause 14.2.3 shall be deemed to include an offer to purchase a number of Excess Sale Shares reflecting, as nearly as possible, the number of Sale Shares it offered to buy in such Purchase Notice as a proportion of the total number of Sale Shares in respect of which Purchase Notices were sent in accordance with clause 14.2.3.

14.2.5

Within thirty (30) days of the Offer Closing Date, the Transferring Shareholder shall send a notice to any Non-Transferring Shareholder which has sent a Purchase Notice, indicating whether the Transferring Shareholder accepts its Offer and, in the case of acceptance, the number of Sale Shares (including any Excess Sale Shares) which that Non-Transferring Shareholder is obliged to buy under clause 14.2.3 and clause 14.2.4.

14.2.6	For the avoidance of doubt, the Transferring Shareholder shall not be obliged to accept any Offer.

14.2.7

Following the Offer Closing Date or, if later, the date the Transferring Shareholder has sent a notice to the final Non-Transferring Shareholder required to be notified pursuant to clause 14.2.5, the Transferring Shareholder shall be free to enter into a binding contract to sell any Sale Shares in respect of which it has not received an Offer or (having received an Offer) accepted an Offer to any bona fide third party (the “Third Party”) within 180 days of the Offer Closing Date, provided that:

(i)

the price paid per Share by the Third Party for such Sale Shares is higher than the highest price offered per Share by any Non-Transferring Shareholder whose Offer was not accepted, provided that there shall be no minimum price if Offers are not made by any Non-Transferring Shareholder before the Offer Closing Date in respect of, in aggregate, at least the total number of Sale Shares set out in the Transfer Notice;

(ii)	the terms agreed with the Third Party are not more favourable to such Third Party than those offered by any Non-Transferring Shareholder whose Offer was not accepted; and

(iii)	the Third Party agrees to execute a Deed of Adherence.

14.2.8

If the Transferring Shareholder wishes to sell any Sale Shares in accordance with clause 14.2.7, but any proviso to that clause is not satisfied, the Transferring Shareholder shall offer the Non-Transferring Shareholders the opportunity to match the terms agreed with the Third Party. If the Non-Transferring Shareholders do not make matching offers within thirty (30) days of such offer, the Transferring Shareholder shall be free to enter into a binding contract to sell the relevant Sale Shares to the Third Party, provided that the Third Party agrees to enter into a Deed of Adherence in the form required by this Agreement.

14.3.	Shareholders’ Approval Required for Transfer of Shares

14.3.1

Subject to clauses 14.4.2, 14.4.3 and 14.5 and except for any Transfer (a) pursuant to the exercise of the Put Option or (b) in the case of any Shareholder other than Tun Kung or its respective Affiliates, to any Ping An Shareholder, Tun Kung or any of their respective Affiliates:

(i)	prior to the third (3rd) anniversary of the Closing Date, the Significant C-round Investors; and

(ii)	at any time, the Shareholders (other than the Ping An Shareholders and the Significant C-round Investors),

in each case shall not be permitted to Transfer any of the Shares they hold without the written consent from the Shareholders of the Company (excluding the transferor Shareholder and any of its Affiliates) holding a majority of the Shares then outstanding (excluding the Shares held by the transferor Shareholder and any of its Affiliates). Any reference to the Transfer of Shares in this clause 14.3 shall include any change in the direct or indirect beneficial interest in a Shareholder and this clause 14.3 shall apply accordingly. Subject to clause 14.3.2, a Shareholder seeking to Transfer Shares pursuant to this clause 14.3.1 shall only be required to disclose information to the Shareholders whose consent is sought. Without prejudice to any other rights of any Party to this Agreement in respect of a breach of this clause 14.3.1, a Shareholder which has breached this clause 14.3 shall lose its rights to information under clause 10 of this Agreement and any other rights to financial and operating information of the Company, other than statutory rights.

14.3.2

Other than Transfers to Affiliates of Tun Kung in accordance with clause 14.5, if Tun Kung (or any of its Affiliates to which it has Transferred any Shares in accordance with clause 14.5) Transfers any Shares, within twenty (20) days after the date of such Transfer, it shall notify each of the Significant C-round Investors of the material details of such Transfer, including the class and number of Shares or other securities subject to such Transfer, the aggregate consideration payable for such Transfer (and the form thereof) and the identity of the purchaser of such Shares.

14.4.	Transfer of Shares by Ping An Shareholders

14.4.1	Except as otherwise provided in this clause 14, the Parties agree that each of the Ping An Shareholders may Transfer any Shares it holds to any interested buyer at its sole discretion.

14.4.2	Investors’ Tag Along Right

(i)

Subject to clause 14.2 (except in respect of any Investor exercising its rights under this clause 14.4.2), where any member of Ping An Group (including without limitation any Ping An Shareholder) proposes to effect a Transfer of Shares to an interested buyer (the “Proposed Ping An Transferee A”) (the “Ping An Share Sale”) resulting in Ping An Group:

(a)

taken as a whole, no longer being the largest Shareholder in the Company (through Ping An Shareholders or their respective Affiliates to which they have Transferred Shares in accordance with clause 14.5), other than Tun Kung; or

(b)

collectively holding (through Ping An Shareholders or their respective Affiliates to which they have Transferred Shares in accordance with clause 14.5) less than thirty-five per cent (35%) of the then outstanding Shares in issue,

Ping An Group, through An Ke or PAO (the “Selling Ping An Shareholder”), shall issue a notice (the “Ping An Share Sale Notice”) to each of the Investors setting forth the details of the Ping An Share Sale including the identity of the Proposed Ping An Transferee A and the terms of the Transfer of the Shares. Notwithstanding clause 14.3, each of the Investors shall have the option (but not the obligation) at its own discretion to decide, within thirty-five (35) days upon receipt of the Ping An Share Sale Notice, by delivering a written notice to the Selling Ping An Shareholder and the Company (the “Tag Along Notice”), to require the Selling Ping An Shareholder to procure the sale of all, or (at each Investor’s sole discretion) a pro rata share in proportion to its relative shareholding, of such Investor’s Shares to the Proposed Ping An Transferee A on the same terms and conditions as the Ping An Share Sale.

(ii)

Subject to clause 14.2 (except in respect of any Investor exercising its rights under this clause 14.4.2), where any Ping An Share Sale does not satisfy either clause 14.4.2(i)(a) or clause 14.4.2(i)(b), the Selling Ping An Shareholder shall issue the Ping An Share Sale Notice to each of the Significant C-round Investors setting forth the details of such Ping An Share Sale including the identity of the Proposed Ping An Transferee A and the terms of the Transfer of the Shares. Each of the Significant C-round Investors shall have the option (but not the obligation) at its own discretion to decide, within thirty-five (35) days upon receipt of the Ping An Share Sale Notice, by delivering a Tag Along Notice, to require the Selling Ping An Shareholder to use its best efforts to procure the sale of a pro rata share in proportion to its relative shareholding of such Significant C-round Investor’s Shares to the Proposed Ping An Transferee A on the same terms and conditions as the Ping An Share Sale (any sale pursuant to clause 14.4.2(i) or this clause 14.4.2(ii) being a “Tag Along Sale”).

(iii)

Where one or more of the Investors have delivered a Tag Along Notice in accordance with clause 14.4.2(i), the Selling Ping An Shareholder shall not complete the Ping An Share Sale unless the Ping An Share Sale is completed together with the Tag Along Sale and the Company shall not register any Transfer of Shares in relation to any Ping An Share Sale unless the provisions of this clause 14.4.2 have been complied with.

(iv)	The Investor(s) participating in the Tag Along Sale shall:

(a)	receive directly from the Proposed Ping An Transferee A the consideration to be paid for the Shares it is selling in the Tag Along Sale;

(b)	co-operate in good faith to complete the Tag Along Sale to the Proposed Ping An Transferee A; and

(c)

on or before completion of the Tag Along Sale, deliver to the Proposed Ping An Transferee A the transfer documents and certificates representing the Shares to be sold by the Investor as part of the Tag Along Sale (or share certificate indemnities in place of any lost certificates), and the Company shall, upon updating the register of members of the Company for any Transfer made in accordance with this clause 14.4.2, issue new share certificates to each of the relevant Shareholders in respect of the Shares held by each of them.

(v)	There will be no liability either:

(a)	from the Selling Ping An Shareholder to the Investors; or

(b)	from the Investors to the Selling Ping An Shareholder,

if the Tag Along Sale does not complete as a result of a failure of the relevant Ping An Share Sale to complete or, in the case of a Tag Along Sale pursuant to clause 14.4.2(ii), if the Tag Along Sale does not complete for any reason, provided in each case that the Selling Ping An Shareholder shall use its best efforts and act in good faith to procure the completion of the Tag Along Sale.

(vi)

Notwithstanding anything in clauses 14.2 through 14.4 to the contrary, if a Tag Along Sale pursuant to clause 14.4.2(ii) does not complete within the timeframe set forth in clause 15.1 (provided, that the reference in such clause to forty (40) days shall be deemed to be to ninety (90) days for the purposes of this clause 14.4.2(vi)), but the Ping An Share Sale to which it relates completes, in whole or in part, other than as a result of a breach by the relevant Significant C-round Investor of its obligations under clause 14.4.2(iv)(b) or 14.4.2(iv)(c), subject only to clause 14.4.2(vii), any Significant C-round Investor which delivered a Tag Along Notice in accordance with clause 14.4.2(ii) shall be entitled to sell the Shares that it proposed to sell pursuant to such Tag Along Notice.

(vii)

Prior to any Transfer of Shares by any Significant C-round Investor in accordance with clause 14.4.2(vi), the relevant Significant C-round Investor shall obtain consent from the Shareholders of the Company (excluding the transferor Significant C-round Investor and any of its Affiliates) holding a majority of the Shares then outstanding (excluding the Shares held by the transferor Significant C-round Investor and any of its Affiliates) as if clause 14.3.1 applied to such Transfer, save that such consent shall not be unreasonably withheld or delayed and, for these purposes, such consent may only be reasonably withheld or delayed if the Transfer is proposed to be made to a Prohibited Transferee. For the avoidance of doubt: (a) a Significant C-round Investor seeking to Transfer Shares pursuant to clause 14.4.2(vi) shall only be required to disclose information to the Shareholders whose consent is sought in accordance with this clause 14.4.2(vii); and (b) consent pursuant to this clause 14.4.2(vii) shall be required for a Transfer of Shares under clause 14.4.2(vi) notwithstanding the time limitation applicable to the Significant C-round Investors under clause 14.3.1(i).

14.4.3	Ping An Drag Along Right

(i)

Subject to clause 14.2, the Ping An Shareholders and any Affiliates to which they have Transferred Shares in accordance with clause 14.5 (in this clause 14.4.3, the “Drag Along Ping An Transferors”) may, together, at any time propose to sell all (and not less than all) of their Shares to any interested buyer (the “Proposed Ping An Transferee B”) who also proposes to acquire all the Shares held by the other Shareholders (the “Drag Along Sale”) provided that:

(a)	the Proposed Ping An Transferee B is not an Associate of any of the Ping An Shareholders or Tun Kung;

(b)	such proposed sale is a bona fide arm’s length transaction being effected in good faith by the Drag Along Ping An Transferors;

(c)

the Drag Along Ping An Transferors shall ensure that the consideration payable to any C-round Investors pursuant to such Drag Along Sale shall: (A) if and to the extent (on a pro rata basis) the consideration payable to the Drag Along Ping An Transferors will be in cash, be payable in cash on completion of such Drag Along Sale; and (B) if and to the extent (on a pro rata basis) the consideration payable to the Drag Along Ping An Transferors will be in non-cash form, at the election of each C-round Investor, either (x) be payable in cash of equivalent value to any such non-cash consideration (on a per Share basis) by the Drag Along Ping An Transferors on completion of such Drag Along Sale or (y) be in the same form payable to the Drag Along Ping An Transferors and shall be subject to the same terms and conditions as applicable to such non-cash consideration payable to the Drag Along Ping An Transferors; and

(d)

if the Drag Along Notice in respect of the Drag Along Sale is received by the Shareholders in accordance with clause 14.4.3(ii) after the end of the exercise period for the Put Option set out in clause 19A.2.1(c) but on or prior to the tenth (10th) anniversary of the Closing Date, the consideration payable to the Significant C-round Investors pursuant to such Drag Along Sale shall be equal to or greater than the Put Option Price, in each case, as calculated on a per Share basis.

(ii)

Where the conditions set out in clause 14.4.3(i) are met, the Drag Along Ping An Transferors may, at any time provided that no less than thirty-five (35) days’ prior notice (the “Drag Along Notice Period”) has been given, require all the other Shareholders (other than any C-round Investor which has at the time of the Drag Along Notice already exercised or at any time following receipt of the Drag Along Notice exercises the Put Option in accordance with its terms) to sell all (and not less than all) of their Shares to the Proposed Ping An Transferee B by delivering to the Company and all the other Shareholders written notice of its decision to compel all the other Shareholders to sell all of their Shares and participate in the Drag Along Sale (the “Drag Along Notice”) on the same terms and conditions as the Drag Along Ping An Transferors (subject to the consideration payable to any C-round Investor being payable in accordance with clauses 14.4.3(i)(c) and 14.4.3(i)(d) (as applicable)).

(iii)

The Investor(s) required to participate in the Drag Along Sale in accordance with clause 14.4.3(ii) (which, for the avoidance of doubt, shall exclude any C-round Investor which has at the time of the Drag Along Notice already exercised, or at any time following receipt of the Drag Along Notice exercises, the Put Option in accordance with its terms) (the “Dragged Shareholders”) shall:

(a)

in respect of any Investor, where clause 14.4.3(i)(c)(B) applies, prior to the expiry of the Drag Along Notice Period, notify the Drag Along Ping An Transferors in writing of its election to receive a cash equivalent under clause 14.4.3(i)(c)(B)(x) or non-cash consideration under clause 14.4.3(i)(c)(B)(y). In the absence of any notice within such time period, such Investor shall be deemed to have elected to receive the cash equivalent under clause 14.4.3(i)(c)(B)(x);

(b)

receive directly from the Proposed Ping An Transferee B the consideration to be paid for the Shares it is selling in the Drag Along Sale (save where an Investor has elected or is deemed to have elected under clause 14.4.3(iii)(a) to receive a cash equivalent from the Drag Along Ping An Transferors in accordance with clause 14.4.3(i)(c)(B)(x) in which case such Investor shall be paid such cash equivalent by the Drag Along Ping An Transferors);

(c)	co-operate in good faith to complete the Drag Along Sale to the Proposed Ping An Transferee B; and

(d)

use its best commercial efforts to deliver to the Proposed Ping An Transferee B the transfer documents and certificates representing all of the Shares held by such Dragged Shareholder (or share certificate indemnities in place of any lost certificates) on or before completion of the Drag Along Sale and, if not, as soon as reasonably practicable thereafter but in any event no later than forty (40) days following the completion of the Drag Along Sale.

(iv)

In the event that any Dragged Shareholder fails to deliver such transfer documents and certificates or share certificate indemnities, as applicable, to the Proposed Ping An Transferee B in accordance with clause 14.4.3(iii), the Company will be deemed to have been appointed attorney-in-fact of the relevant Investor with full power to (and each of the Shareholders hereby irrevocably appoints the Company as the attorney-in-fact of such Shareholder with full power and authority, where the circumstances set out in this clause 14.4.3(iv) apply to such Shareholder in its capacity as a Dragged Shareholder only, to act, in the name of, and for and on behalf of, such Shareholder to):

(a)	execute, complete and deliver, in the name of such Shareholder, the necessary transfer documents;

(b)

receive the purchase money for such Shareholder (which must be paid in cash into a separate bank account in the Company’s name and held on trust for such Shareholder), provided that the Company shall, on receipt of the relevant transfer documents and certificates or share certificate indemnities (as applicable), pay the purchase money to such Shareholder; and

(c)	cause the Proposed Ping An Transferee B to be registered as the holder of such Shares.

(v)

In the circumstances described in clause 14.4.3(iv), the receipt by the Company of the purchase money will be a good discharge to the Proposed Ping An Transferee B (who will not be bound to see the application of that purchase money) and after the Proposed Ping An Transferee B has been registered in purported exercise of the aforesaid powers the validity of the proceedings will not be questioned by any person.

(vi)	Each Dragged Shareholder must use all reasonable efforts to sell its Shares in the Drag Along Sale in compliance with all applicable Laws and the Drag Along Notice.

(vii)	Each Dragged Shareholder shall represent and warrant in favour of the Proposed Ping An Transferee B at the date of completion of the Drag Along Sale that:

(a)	the Shares being sold by it will, at the time of such Drag Along Sale, be free of all liens, charges and encumbrances; and

(b)	it is the sole legal and beneficial owner of such Shares.

(viii)	There will be no liability on the part of the Drag Along Ping An Transferors to the Dragged Shareholders if the Drag Along Sale is not completed for whatever reason.

(ix)	For the avoidance of doubt:

(a)	if any C-round Investor exercises the Put Option, it shall not be required to comply with any Drag Along Notice under this clause 14.4.3;

(b)

in the event the Ping An Shareholders do not exercise the drag along right under this clause 14.4.3, the Investors’ tag along rights under clause 14.4.2 shall not be affected and shall remain exercisable; and

(c)

if any Drag Along Sale is terminated for any reason prior to completion, with effect from such termination, clause 14 shall apply to any Transfer by the Drag Along Ping An Transferors (whether to the Proposed Ping An Transferee B or otherwise) as if no Drag Along Notice had been given in respect thereof.

14.5.	Transfer to Affiliate

14.5.1

Notwithstanding anything in clauses 14.2 through 14.4 to the contrary, the Parties agree that the Shareholders are permitted to Transfer all or part of their respective shareholdings in the Company to one or multiple Affiliates of such Party (each an “Affiliate-Transferee”), provided that the relevant Shareholder (the “Affiliate-Transferor”) shall provide sufficient evidence to the other Shareholders in respect of the Affiliate relationship between it and its Affiliate-Transferee(s), and shall procure that such Affiliate-Transferee(s) shall accept in writing in accordance with clause 14.1.3 to be bound by this Agreement and the other Transaction Documents to which such Affiliate-Transferor is party, in each case as if it were a party thereto in respect of the rights and obligations of the Affiliate-Transferor (but, for the avoidance of doubt, if the Affiliate-Transferor is the A-round Lead Investor or the C-round Lead Investor and such Affiliate-Transferor retains any Shares after such Transfer in accordance with this clause 14.5, the rights granted to the relevant Affiliate-Transferor under clause 6 shall only be exercisable by such Affiliate-Transferor and not by any of its respective Affiliate-Transferees). If such Affiliate-Transferee at any time ceases to be an Affiliate of the Affiliate-Transferor, such Affiliate-Transferee shall, prior to ceasing to be an Affiliate of such Affiliate-Transferor, Transfer the Shares held by it back to the Affiliate-Transferor or to another Affiliate of that Affiliate-Transferor, and in the case of a Transfer to another Affiliate, this clause 14.5.1 shall apply to such subsequent Transfer as if it were the original Transfer by the Affiliate-Transferor hereunder.

14.5.2

In addition, notwithstanding anything in clauses 14.2 through 14.4 to the contrary and subject to clause 19.5, the Parties agree that Tun Kung is permitted to Transfer all or part of its shareholding in the Company to Lanbang, Tongjun and Linzhi to effect the unwinding of the Share Swap provided that Tun Kung shall provide reasonable prior notice to the Company and the other Shareholders. Upon receiving such notice, the Ping An Shareholders and Investors shall enter into a shareholders agreement with Lanbang, Tongjun and Linzhi in substantially the same form as this Agreement.

14.5.3

For the purposes of this clause 14.5, any Transfer between the current beneficial owners of the same Shareholder as at the date of this Agreement shall be treated as a permitted Transfer under this clause 14.5.

14.6.	Ping An Call Option and Tongjun Transaction

14.6.1

Notwithstanding anything in clauses 14.2 through 14.4 to the contrary but subject to clause 19.4, in respect of any Transfer of shares pursuant to the Ping An Call Option and Tongjun Transaction, the Parties hereby:

(i)	agree that such Transfer of shares shall neither be subject to any restrictions under this Agreement nor give rise to any right to the Investors under this Agreement; and

(ii)	waive any right of first offer, tag along rights and/or other rights that they may have under applicable Laws.

14.7.	“Market Stand off” Agreement

14.7.1

Subject to clause 14.7.3, each of the Shareholders (other than the A-round Investors and the B-round Investors) hereby agrees that it will not, without the prior written consent of the Company or the underwriter(s) managing any Qualified Listing of the Company’s securities, for a period of time specified by managing underwriter(s) not to exceed one hundred and eighty (180) days commencing from the date of closing of the Qualified Listing, or such other period as may reasonably be requested by the Company or an underwriter to accommodate regulatory restrictions, (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or other securities, in cash, or otherwise. The foregoing provisions of this clause 14.7.1 shall not apply to (x) the sale of any shares to an underwriter pursuant to an underwriting agreement, (y) the transfer of any shares to any trust for the direct or indirect benefit of each such Shareholder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (z) pledges of Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Shares as collateral in accordance with and subject to the terms and conditions of a loan agreement and any related pledge and security agreements existing on the date of the applicable underwriting agreement relating to the Qualified Listing, any subsequent foreclosure on such collateral shares pledged pursuant to such existing pledges in accordance with and subject to the terms and conditions of such loan agreement and any related pledge and security agreements, or any resale by the applicable lender parties of any such collateral shares pledged pursuant to such existing pledges (including Shares actually issued upon the conversion or exchange of such collateral shares in the event of any foreclosure or foreclosure sale) to a third party in a substantially concurrent transaction made pursuant to the provisions of the applicable loan agreement and any related pledge and security agreement; and shall be applicable to each such Shareholder only if all officers and directors of the Company are subject to the same restrictions and the Company uses all reasonable efforts to obtain a similar agreement from all shareholders then individually owning more than one per cent (1%) of the Company’s outstanding Shares.

14.7.2

Each of the Shareholders further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with any such registration that are consistent with this clause 14.7 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all the Shareholders subject to such agreements, based on the number of shares subject to such agreements.

14.7.3

Clause 14.7.1 shall only apply to Tun Kung if it is not required by applicable regulatory provisions of any stock exchange on which the Company is to be listed to be subject to restrictions on substantially the same, or more restrictive, terms (including with respect to the applicable time period) as set out in clause 14.7.1.

14.7.4

Notwithstanding anything herein to the contrary, the provisions of this clause 14.7 shall not apply to any shares purchased in the Qualified Listing or in the secondary market following the Qualified Listing.

14.8.

Notwithstanding anything in this clause 14 to the contrary, the restrictions on Transfer set forth in this clause 14 shall not apply to any Transfer of any indirect equity interest in any C-round Investor (i) by any passive limited partner of any investment fund which holds any equity interest in such C-round Investor, provided always that such passive limited partner is not itself an Affiliate or connected person of the adviser, manager or general partner of that investment fund, or (ii) which is conducted on a public securities exchange or market.

15.	COMPLETION OF TRANSFER OF SHARES

15.1.

Save as otherwise provided in this Agreement, a sale of shares pursuant to this Agreement shall be completed in such place and on such date as the Parties to such share Transfer may agree provided that it is not less than ten (10) nor more than forty (40) days after the date upon which it becomes bound to sell or purchase the shares.

15.2.	The Directors may round up or down fractional entitlements in the number of transferred Shares under any sale of Shares.

15.3.	In addition to any requirements under any additional agreements which may be entered into by the parties to the share Transfer, at completion:

15.3.1

the purchasing Shareholder shall pay to the selling Shareholder the purchase price in cash in USD except if the purchase price is settled by non-cash consideration in accordance with this Agreement; and

15.3.2	the selling Shareholder shall deliver to the purchaser:

15.3.2.1	a duly executed instrument of transfer of the shares to be sold;

15.3.2.2	the relevant share certificate(s) or other documents of title (or a share certificate indemnity in the case of any lost share certificate);

15.3.2.3	any power of attorney or other authority under which the Transfer has been executed; and

15.3.2.4	letters of resignation from the selling Shareholder’s appointee Directors waiving any claims they may have against the Company.

15.4.	The selling Shareholder shall sell its shares as beneficial owner free from all encumbrances.

15.5.	In addition to any requirements under any additional agreements which may be entered into by the parties to the share Transfer as conditions precedent to a Transfer of shares:

15.5.1	the purchaser shall pay, or shall procure that the Company shall pay, to the selling Shareholder all outstanding liabilities owing by the Company to the selling Shareholder; and

15.5.2

the Directors and officers who have been appointed by the selling Shareholder shall, upon the Company’s receipt of relevant removal notice issued by the selling Shareholder in accordance with clause 6.3, resign without claiming compensation.

15.6.

In addition to any requirements under any additional agreements which may be entered into by the parties to the share Transfer, the purchaser shall use its reasonable endeavours to obtain the release of the selling Shareholder from any guarantee, security or other assurance given by the selling Shareholder on behalf of the Company before, or as soon as is reasonably practicable after, a Transfer of shares, and pending such release shall indemnify and keep indemnified the selling Shareholder against any claims made in relation to those matters.

15.7.

The Shareholders shall give their written consent to (if and to the extent required to effect such Transfer), and shall procure that the Board shall approve and register a Transfer of shares made in accordance with this Agreement.

16.	TERMINATION

16.1.	This Agreement shall continue in force until terminated in accordance with this clause 16.

16.2.

Unless terminated earlier in accordance with other provisions, this Agreement shall terminate in respect of a Shareholder if at any time, as a result of a Transfer of Shares made in accordance with this Agreement and the Articles, that Shareholder holds no Shares, but without prejudice to any accrued rights which any other Party may have in respect of that Shareholder prior to termination, provided that the provisions of clause 18 shall survive any such termination with respect to such Shareholder as set forth below.

16.3.

Any termination of this Agreement will not affect or impair any liabilities or obligations accrued as a result of any Party’s failure to comply with or fulfil any issues, undertakings or conditions hereunder.

17.	QUALIFIED LISTING

17.1.	The Shareholders shall, when the Company has reasonable cause to complete a Qualified Listing, use their respective best efforts to procure that the Company will complete a Qualified Listing.

17.2.

For the purposes of this Agreement, a “Qualified Listing” refers to an initial public offering of the Company’s shares and/or securities on an internationally recognized stock exchange, including, but not limited to, NYSE, NASDAQ and the Hong Kong Stock Exchange (Main Board).

17.3.

The Company shall use commercially reasonable efforts to consult with the Significant C-round Investors and those other C-round Investors with capital market expertise in any relevant markets which request such consultation with respect to any proposed Qualified Listing, including with respect to (i) the funding needs of the Company, (ii) the amount of proceeds to be raised in any proposed Qualified Listing and the proposed use of these proceeds, and (iii) the market conditions for conducting an equity offering of the Company and outlook for such conditions at such time.

17.4.

The Company shall procure the listing of the Shares held by the Investors at the same time as the Qualified Listing and, if applicable, the Investors shall be given customary registration rights in relation to the Shares held by it to the extent such rights are required to enable the Investors’ Shares to be traded on the relevant securities or stock exchange.

17.5.

The Company shall, in consultation with the Shareholders, procure the Group Companies’ shareholding structure be adjusted, if necessary, in accordance with the applicable Laws when the Company carries out the Qualified Listing and the relevant requirements of the stock or securities exchange where the Qualified Listing is proposed to take place, and in such manner that the rights of the Shareholders as stated in the Articles and this Agreement are not adversely affected.

17.6.

The Parties agree that immediately prior to a Qualified Listing, all Class B Ordinary Shares and Class C Ordinary Shares shall be automatically converted into such number of Class A Ordinary Shares as determined as hereinafter provided as at the time of the conversion (the “Share Conversion Ratio”), and shall have all rights attached to Class A Ordinary Shares as stated in the Articles and this Agreement. As at the Closing Date, the Share Conversion Ratio for each Class B Ordinary Share and each Class C Ordinary Share shall be (in respect of each Class B Ordinary Share) one Class A Ordinary Share for one Class B Ordinary Share and (in respect of each Class C Ordinary Share) one Class A Ordinary Share for one Class C Ordinary Share. In the event that the outstanding Class A Ordinary Shares shall be subdivided (by share dividend, share split or otherwise) into a greater number of Class A Ordinary Shares, the Share Conversion Ratio then in effect with respect to the Class B Ordinary Shares and the Class C Ordinary Shares shall, concurrently with the effectiveness of such subdivision, be proportionately increased such that each Class B Ordinary Share and each Class C Ordinary Share shall be converted into a proportionately higher number of Class A Ordinary Shares. In the event that the outstanding Class A Ordinary Shares shall be combined or consolidated, by reclassification or otherwise, into a fewer number of Class A Ordinary Shares, the Share Conversion Ratio then in effect with respect to the Class B Ordinary Shares and the Class C Ordinary Shares shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased such that each Class B Ordinary Share and each Class C Ordinary Share shall be converted into a proportionately lower number of Class A Ordinary Shares. To the extent equivalent alterations as mentioned in this clause 17.6 above are made (a) to the Class B Ordinary Shares but the same alterations are not made to the Class A Ordinary Shares or the Class C Ordinary Shares, equivalent adjustments as set out above shall be made to the Share Conversion Ratio of each Class C Ordinary Share; or (b) to the Class C Ordinary Shares but the same alterations are not made to the Class A Ordinary Shares or the Class B Ordinary Shares, equivalent adjustments as set out above shall be made to the Share Conversion Ratio of each Class B Ordinary Share. The number of Class A Ordinary Shares into which all Class B Ordinary Shares and Class C Ordinary Shares held by each Shareholder shall convert pursuant to this clause 17.6 shall be aggregated before determining the aggregate number of Class A Ordinary Shares to be held by such Shareholder upon any conversion in accordance with this clause 17.6. Any fractional entitlements to Class A Ordinary Shares upon any conversion in accordance with this clause 17.6 shall be dealt with in accordance with Article 9.

17.7.

The rights and obligations of all Parties under this Agreement shall terminate when the Company completes a Qualified Listing; provided however, that (a) the rights and obligations of all Parties under this clause 17.7 and clauses 14.7, 17.4 and 18.2 shall survive the completion of any Qualified Listing and shall terminate after the expiration of the market stand-off period, as set forth therein, and (b) such termination shall be without prejudice to any accrued rights which any Party may have prior to such termination.

18.	ANNOUNCEMENTS AND CONFIDENTIALITY

18.1.

No announcement concerning this Agreement or the Transaction Documents shall be made by one Party (whether prior to or after the Closing Date) without the prior approval of Shanghai Lujiazui International Financial Asset Exchange Co., Ltd., a Subsidiary of the Company, except for such announcement as may be required by applicable Laws or the rules of a stock exchange binding on the relevant Party, in which event the disclosing Party shall notify the other Parties and take into consideration reasonable comments made by such other Parties.

18.2.

In addition to the foregoing, the Parties understand and acknowledge that this Agreement, the Transaction Documents, the oral or written information exchanged between or obtained by the Parties and their Affiliates as a result of the Transaction Documents, the information related to any dispute arising from or in connection with the performance, interpretation, breach, termination or validity of the Transaction Documents are all Confidential Information. The Parties shall, and shall procure each of their representatives (including but not limited to any senior management staff, Director, employee, shareholder, agent and Affiliate), keep confidential and not disclose to any third party (excluding any shareholder, investor or potential investor, Affiliate and professional advisor of the Company or of the Investor) the Confidential Information unless:

18.2.1

the Confidential Information is or becomes generally available to the public other than as a result of a disclosure by a Party or its representatives or a third party source that was not bound by a confidentiality agreement;

18.2.2	the Confidential Information was available to the Party or its representatives on a non-confidential basis prior to its disclosure by the other Parties hereto or its representatives; or

18.2.3

the Confidential Information is required to be disclosed under applicable Law, including but not limited to the disclosure made in accordance with any listing rule or any securities regulatory authority, in which case the Party having a disclosure obligation shall, at the reasonable time before the disclosure, consult other Parties over such disclosure and shall, as per the requirements of other Parties, seek possible confidential treatments for the Confidential Information subject to disclosure.

18.3.

The restriction in this clause 18 shall continue to apply after the termination of this Agreement without limit in point of time, but shall cease to apply to information or knowledge which may properly come into the public domain through no fault of the restricted Party

19.	ADDITIONAL COVENANTS BY THE PARTIES

19.1.	Each Shareholder covenants with the others that so long as this Agreement remains in force and effect it will:

19.1.1	act in good faith;

19.1.2	promptly execute and expedite all such documents as are required in respect of this Agreement;

19.1.3	promptly notify the other of all or any matters coming to its notice which may affect the Company or its business;

19.1.4	use and exercise the votes controlled by it at all meetings of the Company in order to ensure the observance of the terms and the spirit of this Agreement; and

19.1.5	generally do all things necessary to give effect to this Agreement.

19.2.	The Company shall, and each of the Shareholders shall (to the extent it is able to within its powers as a Shareholder), during the term of this Agreement:

19.2.1

undertake all actions necessary to ensure that (i) the articles of association or similar constitutional document of the Group Companies are amended to reflect the terms (insofar as permitted by applicable Laws) of this Agreement and the Transaction Documents, and (ii) any amendments to such articles of association or similar constitutional document of any Group Company which (in the reasonable opinion of the Board) would or would be likely to have a disproportionate material adverse effect on any class of Shareholders (as compared, in each case, with all other Shareholders), insofar as permitted by applicable Laws, shall not be approved and effected by the Company unless such amendment has also been approved by holders of seventy-five per cent (75%) of the class of Shares held by each of the Shareholder(s) on whom there would be such a material adverse effect;

19.2.2	ensure that the Company maintains control over the management and operations of the Group Companies; and

19.2.3	ensure that the Company or its Subsidiary shall at all times have the right by proxy or otherwise, to vote the outstanding equity interests of the Group Companies.

19.3.

Notwithstanding any other provisions of this Agreement but subject to clause 19.4, the Shareholders acknowledge and confirm that any Transfer of Shares pursuant to the Ping An Transactions shall not be subject to approval, consent or waiver by the Shareholders or the Board, or the exercise of the Right of First Offer by the other Shareholders. But to the extent any such approval, consent or waiver shall become necessary to perfect the title of the said Shares, all Shareholders shall exercise their voting rights in the Group Companies to facilitate the relevant Transfer or disposal pursuant to the Ping An Transactions, including without limitation waiving their respective right of first offer and entering into an amended and restated shareholders agreement in form and substance substantially similar to this Agreement.

19.4.	Each of the Ping An Shareholders covenants with the other Shareholders that it shall ensure that:

19.4.1	none of the terms and conditions of any of:

(a)	the Ping An Transactions; and

(b)

the call options granted to any member of the Ping An Group in respect of shares in Tun Kung, any of Tun Kung’s direct or indirect shareholders or Shanghai Lanbang Investment Company Limited (“Shanghai Lanbang”),

shall be amended in such a way as to change (i) the number of securities in Tun Kung, any of its direct or indirect shareholder(s) or Shanghai Lanbang to which any of such Ping An Transactions, or any call option granted to any member of the Ping An Group, relate and/or (ii) the circumstances in which such call options granted to any member of the Ping An Group may be exercised or the security granted pursuant to the Ping An Transactions may be enforced; and

19.4.2	none of:

(a)	the Ping An Call Option; and

(b)	any call option granted to any member of the Ping An Group in respect of shares in Tun Kung, any of Tun Kung’s direct or indirect shareholder(s) or Shanghai Lanbang,

shall be exercised if Tun Kung is not the controlling shareholder of the Company with the largest holding of Shares or such exercise would, or would be reasonably likely to, result in Tun Kung ceasing to be the largest controlling shareholder of the Company.

19.5.

Notwithstanding any other provisions of this Agreement, Tun Kung covenants with the other Shareholders that it shall not Transfer any Shares, or effect any agreement, arrangement or transaction, which would, or would be likely to, cause it to cease to be the controlling shareholder of the Company with the largest holding of Shares.

19.6.

Each of the rights and obligations of the C-round Lead Investor Affiliate under this Agreement may be exercised or fulfilled (as applicable) by the C-round Lead Investor on behalf of the C-round Lead Investor Affiliate. Notwithstanding the foregoing, in all circumstances, the liability of each of C-round Lead Investor and C-round Lead Investor Affiliate shall be several, and not joint or joint and several.

19A.	PUT OPTION

19A.1

The C-round Investors’ Put Option. In consideration for the entry into the C-round Share Subscription Agreement by the C-round Investors, from and after the Closing, the Company irrevocably grants to each C-round Investor a put option (the “Put Option”), pursuant to which such C-round Investor may require the Company to purchase its respective Subscribed Shares (including any additional shares issued in respect of such Subscribed Shares by way of capitalisation of profits or reserves and any securities directly or indirectly representing such shares following any reorganisation or reconstruction of capital, including a subdivision or consolidation) (the “Put Option Shares”) from such C-round Investor for the Subscription Amount plus the Return (the “Put Option Price”).

19A.2	Exercise.

19A.2.1

Each C-round Investor may exercise the Put Option by giving written notice to the Company (which notice shall be irrevocable) in the following exercise periods (the “Exercise Periods”, and each, an “Exercise Period”):

(a)	on or within the period of thirty (30) days immediately following the date falling three (3) years after the Closing Date if a Qualified Listing has not occurred on or before that date;

(b)	on or within the period of thirty (30) days immediately following the date falling four (4) years after the Closing Date if a Qualified Listing has not occurred on or before that date; or

(c)	on or within the period of thirty (30) days immediately following the date falling five (5) years after the Closing Date if a Qualified Listing has not occurred on or before that date.

19A.2.2

Notwithstanding clause 19A.2.1 and the provisions of clause 14.4.3, but subject to clause 19A.2.4, if any of the Ping An Shareholders (or any of their respective Affiliates to which they have transferred Shares in accordance with clause 14.5) at any time delivers a Drag Along Notice requiring any C-round Investor to sell its Shares pursuant to a Drag Along Sale at an aggregate amount of consideration per Share below the Put Option Price, such C-round Investor shall be entitled to exercise the Put Option by giving written notice to the Company (which notice shall, subject to the deemed withdrawal upon termination of the Drag Along Sale as set out in this clause 19A.2.2 below, be irrevocable) within a period of thirty (30) days following the date of receipt of such Drag Along Notice; provided that completion of the sale and purchase of such C-round Investor’s Put Option Shares shall occur concurrently with the completion of the Drag Along Sale and if the Drag Along Sale is terminated for any reason prior to completion, any notice of exercise of the Put Option delivered by any C-round Investor with respect to such Drag Along Sale shall be deemed to have been withdrawn, without prejudice to such C-round Investor’s right to deliver any other exercise notice pursuant to this clause 19A.2.

19A.2.3	Notwithstanding clause 19A.2.1, but subject to clause 19A.2.4, if:

(a)	any of the Ping An Shareholders at any time delivers to any C-round Investor a Ping An Share Sale Notice under clause 14.4.2(i) in respect of a Ping An Share Sale; and

(b)	the Average Post-Closing Sale Price is less than the Subscription Price,

such C-round Investor shall be entitled to exercise the Put Option by giving written notice to the Company (which notice shall be irrevocable) within a period of thirty (30) days following the date of receipt of such Ping An Share Sale Notice.

19A.2.4	Notwithstanding clauses 19A.2.1 to 19A.2.3 (inclusive), the Put Option shall lapse immediately after:

(a)	the end of the Exercise Period referred to in clause 19A.2.1(c); or

(b)	if a Drag Along Notice has been delivered to any C-round Investor during the Exercise Period referred to in clause 19A.2.1(c), the end of the exercise period referred to in clause 19A.2.2; or

(c)	if a Ping An Share Sale Notice has been delivered to any C-round Investor during the Exercise Period referred to in clause 19A.2.1(c), the end of the exercise period referred to in clause 19A.2.3,

and the Company shall be discharged of the obligation to acquire any Put Option Shares with effect from the latest of such periods and, if the Put Option is exercised by any C-round Investor prior to the end of any period described in (a), (b) or (c) above, the date on which completion of the sale and purchase of such C-round Investor’s Put Option Shares has taken place in accordance with this clause 19A.

19A.3

Completion. The sale and purchase of any C-round Investor’s Put Option Shares shall be completed at Davis Polk & Wardwell, Hong Kong or such other place as the Company and the relevant C-round Investor may agree on the ninetieth (90th) day after the date of notice of exercise of the Put Option pursuant to clause 19A.2 (or, where such day is not a Business Day, on the following Business Day); provided, with respect to any exercise of the Put Option in connection with any Drag Along Sale pursuant to clause 19A.2.2, completion of the sale and purchase of the Put Option Shares shall occur concurrently with the completion of such Drag Along Sale. On completion, the relevant C-round Investor shall deliver to the Company or as it may direct an instrument(s) of transfer in respect of the Put Option Shares duly executed by it (or its Affiliate designee(s)), together with the relevant share certificate(s), against payment by the Company of the Put Option Price by wire transfer in USD in immediately available funds to the bank account or accounts as designated by the relevant C-round Investor.

19A.4

Other Terms. Upon completion of the sale and purchase of the Put Option Shares pursuant to clause 19A.3, the relevant C-round Investor shall sell the Put Option Shares free from encumbrances and with all rights attaching to them on or after such completion, and such C-round Investor shall execute and deliver other documents and take other steps at the reasonable request and cost of the Company following completion where this is required to vest the Put Option Shares in the Company and otherwise to give it the full benefit of this clause 19A. Any Put Option Shares purchased by the Company pursuant to this clause 19A shall be cancelled immediately upon completion of such purchase and shall not be held as treasury shares.

19A.5

Information. In connection with, or in contemplation of, any exercise of the Put Option, during the period of sixty (60) days prior to the expiration of each Exercise Period, the Company shall prepare and submit to any C-round Investor such information (financial and otherwise) as such C-round Investor may reasonably require relating to the Company or any other Group Company as soon as reasonably practicable, and in any event within ten (10) days, following a request from such C-round Investor for such information.

19A.6	Termination of Put Option under clause 19A.2.2 and clause 19A.2.3.

19A.6.1

Subject to clauses 19A.6.2 and 19A.6.3, any right of any C-round Investor to exercise the Put Option under clause 19A.2.2 and clause 19A.2.3 shall terminate on the date of the first submission by the Company of its listing application to the Hong Kong Stock Exchange as approved by the Shareholders in accordance with clause 11.3.

19A.6.2	If, as at the proposed date of the first submission of a listing application referred to in clause 19A.6.1:

(a)

the exercise period referred to in clause 19A.2.2 or clause 19A.2.3 has commenced but has not expired, the relevant C-round Investor shall be entitled to first exercise the Put Option during the outstanding exercise period under clause 19A.2.2 or clause 19A.2.3 (as applicable) and, if exercised, complete the sale and purchase of the Put Option Shares pursuant to clause 19A.3; or

(b)

the Put Option has already been exercised under either clause 19A.2.2 or clause 19A.2.3 but the sale and purchase of the relevant C-round Investor’s Put Option Shares has not been completed pursuant to clause 19A.3, the relevant C-round Investor shall be entitled to first complete the sale and purchase of the Put Option Shares pursuant to clause 19A.3, and, in each case, the Company shall delay the submission of the relevant listing application accordingly.

19A.6.3

Notwithstanding clause 19A.6.1, if, following submission, the Company’s listing application to the Hong Kong Stock Exchange referred to in clause 19A.6.1 is withdrawn, rejected, returned or lapses, the right of any C-round Investor to exercise the Put Option under clause 19A.2.2 and clause 19A.2.3 shall be restored in its entirety as if such right had not terminated under clause 19A.6.1.

19A.6.4	In any event, the right of any C-round Investor to exercise the Put Option under clause 19A.2.2 and clause 19A.2.3 shall lapse upon a Qualified Listing being completed.

20.	NO PARTNERSHIP

Nothing contained in this Agreement shall be deemed to constitute a partnership between the Parties or any of them.

21.	ARTICLES

If there is a conflict or inconsistency between the provisions of this Agreement and the Articles, the Articles shall, subject to the Companies Law, be amended to reflect and be consistent with the provisions of this Agreement. Without limitation of the foregoing, as soon as practicable after the Closing, the Parties shall take all necessary actions to amend the Articles to reflect the amendments to the Shareholders Agreement as set forth in paragraph 3 of the amendment to the C-round Subscription Agreement dated 27 November 2018.

22.	SUCCESSORS IN TITLE

This Agreement shall be binding upon and enure for the benefit of each Party’s successors in title. This includes any successor to any Shares in the Company transferred in accordance with this Agreement or the Articles. No Party shall assign this Agreement without the written consent of the other Parties.

23.	AMENDMENT AND WAIVER

23.1.	No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each Party.

23.2.

No waiver by any Party of any breach or non-fulfilment by any other Party of any provisions of this Agreement shall be deemed to be a waiver of any subsequent or other breach of that or any other provision, and no failure to exercise or delay in exercising any right or remedy under this Agreement shall constitute a waiver of such right or remedy. No single or partial exercise of any right or remedy under this Agreement shall preclude or restrict the further exercise of any such right or remedy. The rights and remedies of a Party under this Agreement are cumulative and not exclusive of any rights and remedies provided by Law.

24.	TIME OF ESSENCE

Unless otherwise expressly provided, time shall be of the essence of this Agreement both as to any time, date or period mentioned in this Agreement and to any time, date or period substituted by agreement of the Parties.

25.	NOTICES

25.1.

All notices and other communications required or permitted hereby shall be in writing and addressed to the relevant recipient in the manner provided below, and shall be deemed to have been duly and sufficiently given only if: (a) delivered either personally by hand, or by an international courier service (which, in the case of notices or other communications to the C-round Lead Investor and the C-round Lead Investor Affiliate, provides delivery service in Qatar), and, in each case, (b) confirmed by email to the relevant recipient not less than 24 hours after such delivery.

25.2.

Notices shall be deemed effective if given on a Business Day, in the manners prescribed in clause 25.1, by 1:30 p.m. in the place of receipt or on the following Business Day if completed after 1:30 p.m.

25.3.

All notices and other communications to each of the Shareholders in relation to this Agreement should be addressed to the address of such Investor set forth opposite such Investor’s name in Schedule 1.

25.4.	All notices and other communications to the Company in relation to this Agreement should be addressed to:

Lufax Holding Ltd

[***]

All notices and other communications to An Ke in relation to this Agreement should be addressed to:

An Ke Technology Company Limited

[***]

All notices and other communications to PAO in relation to this Agreement should be addressed to:

China Ping An Insurance Overseas (Holdings) Limited

[***]

All notices and other communications to Tun Kung in relation to this Agreement should be addressed to:

Tun Kung Company Limited

[***]

26.	SEVERABILITY

The invalidity, illegality or unenforceability of any provisions of this Agreement shall not affect the continuation in force of the remainder of this Agreement.

27.	COUNTERPARTS

This Agreement may be executed in any number of counterparts (including the counterpart of any Additional C-round Investor which executes and delivers such counterpart pursuant to the preamble hereto), each of which when executed by one or more of the Parties shall constitute an original but all of which shall constitute one and the same instrument. This Agreement may also be executed and delivered via electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The Parties agree that this Agreement shall become effective and be binding immediately as between such Parties on the Closing, and shall not be conditional on, or affected by, the entry into this Agreement by any Additional C-round Investors.

28.	COSTS

Each Party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and implementation of this Agreement.

29.	ENTIRE AGREEMENT

29.1.	This Agreement and the other Transaction Documents constitute the entire agreement between the Parties in connection with its subject matter.

29.2.	No Party has relied on any express or implied representation or warranty except as expressly set out in the Transaction Documents.

30.	FORCE MAJEURE

30.1.

No Party shall be liable to the others or be deemed to be in breach of this Agreement by reason of any delay in performing, or failure to perform, any of its obligations under this Agreement if such delay or failure was beyond that Party’s reasonable control (including without limitation, any strike, lockout or other industrial action, act of God, war or threat of war, accidental or malicious damage, prohibition or restriction by governments or other legal authority or other events recognized as force majeure events by normal international commercial customs).

30.2.

A Party claiming to be unable to perform its obligations under this Agreement (either on time or at all) in any of the circumstances set out in clause 30.1 must immediately notify the other Parties of the nature and extent of the circumstances in question, and shall provide sufficient evidence for reasonable assessment by the other Parties of the occurrence and continuance of the events set out in clause 30.1 within fifteen (15) days after such occurrence.

30.3.	This clause 30 shall cease to apply when such circumstances have ceased to have effect on the performance of this Agreement.

30.4.

If any circumstance relied on by any Party for the purposes of this clause 30 continues for more than 180 days, the other Parties shall be entitled to terminate this Agreement by thirty (30) days’ notice.

31.	GOVERNING LAW AND DISPUTE RESOLUTION

31.1.	This Agreement will be governed by and construed in accordance with the laws of Hong Kong without giving effect to conflict of laws principles.

31.2.

Disputes between the Parties shall be settled by arbitration at the Hong Kong International Arbitration Centre (“HKIAC”) in Hong Kong under the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the notice of arbitration is submitted in accordance with the HKIAC Rules, except as amended as follows:

31.2.1	there shall be three (3) arbitrators to be appointed in accordance with the HKIAC Rules;

31.2.2	the language to be used in the arbitral proceedings shall be English;

31.2.3

subject to the overall discretion of the arbitration tribunal, the costs of the arbitration, including the HKIAC’s and arbitrators’ fees and legal costs, shall be borne by the Party losing the arbitration;

31.2.4

while such dispute is being arbitrated under this clause 31.2, none of the Parties shall be permitted to disclose any information or details relating to such dispute without the written consent of the other Parties to the dispute, except (i) to the Parties’ professional advisors and the Parties’ Affiliates and their respective professional advisors; and (ii) as may be required by applicable Laws or under the rules of any securities exchange; and

31.2.5	other than the matter being disputed, the Parties shall continue to perform their respective obligations under this Agreement, which are not in dispute.

31.3.	The award of the arbitration tribunal shall be final and binding. The Parties shall waive their rights of appeal, if any, to the extent allowed by Law.

32.	THIRD PARTY RIGHTS

Any person who is not a named party to this Agreement shall have no right under the Contract (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) to enforce any term of, or enjoy any benefit under, this Agreement.

THE COMPANY:

Executed for and on behalf of	)
LUFAX HOLDING LTD	)
陆金所控股有限公司	)
)
)
	)	Signature	/s/ RENJIE LI
		Name (block capitals)	RENJIE LI

[Signature Page to the Amended and Restated Shareholders Agreement by and among Lufax Holding Ltd and its shareholders]

COMPANY SHAREHOLDERS:

Executed by AN KE TECHNOLOGY	)
COMPANY LIMITED	)
)
	)	Signature	/s/ CHOY, SIU KAM DAVID
		Name (block capitals)	CHOY, SIU KAM DAVID

Executed by CHINA PING AN	)
INSURANCE OVERSEAS	)
(HOLDINGS) LIMITED	)
	)	Signature	/s/ TUNG HOI
		Name (block capitals)	TUNG HOI

Executed by TUN KUNG COMPANY	)
LIMITED	)
	)	Signature	/s/ JINGKUI SHI
		Name (block capitals)	JINGKUI SHI

[Signature Page to the Amended and Restated Shareholders Agreement by and among Lufax Holding Ltd and its shareholders]

A-ROUND INVESTORS:

Executed by KEY HORIZON LIMITED	)
)
)
	)	Signature	/s/ LAW SIU WAH EDDIE
		Name (block capitals)	LAW SIU WAH EDDIE

Executed by CDH MERIVALE	)
LIMITED	)
)
	)	Signature	/s/ WILLIAM HSU
		Name (block capitals)	WILLIAM HSU

Executed by FINTECH INVESTMENT	)
CO. LTD.	)
)
	)	Signature	/s/ WANG LEI
		Name (block capitals)	WANG LEI

[Signature Page to the Amended and Restated Shareholders Agreement by and among Lufax Holding Ltd and its shareholders]

Executed by SINO DELIGHTFUL	)

HOLDINGS LIMITED	)
)
	)	Signature	/s/ CAO CHENGPENG
		Name (block capitals)	CAO CHENGPENG

Executed by EASE RUN GLOBAL	)
LIMITED	)
)
	)	Signature	/s/ LEUNG CHIU
		Name (block capitals)	LEUNG CHIU

Executed by FUNG SHING	)
INVESTMENTS LTD.	)
)
	)	Signature	/s/ CHENG DONG YANG
		Name (block capitals)	CHENG DONG YANG

[Signature Page to the Amended and Restated Shareholders Agreement by and among Lufax Holding Ltd and its shareholders]

OTHER NON-LEAD INVESTORS:

Executed by UNION EXPERT	)
INVESTMENT HOLDING LIMITED	)
)
	)	Signature	/s/ CAO CHENGPENG
		Name (block capitals)	CAO CHENGPENG

[Signature Page to the Amended and Restated Shareholders Agreement by and among Lufax Holding Ltd and its shareholders]

Executed by EXCELWIT	)
INVESTMENTS LIMITED	)
)
	)	Signature	/s/ ZHICHEN HUANG
		Name (block capitals)	ZHICHEN HUANG

[Signature Page to the Amended and Restated Shareholders Agreement by and among Lufax Holding Ltd and its shareholders]

B-ROUND INVESTORS:

Executed by BANK OF CHINA GROUP	)
INVESTMENT LIMITED	)
)
	)	Signature	/s/ WANG XIAOZHUO
		Name (block capitals)	WANG XIAOZHUO
Executed by SPECTRON	)
ENTERPRISES LIMITED	)
)
	)	Signature	/s/ LIN ZHONG
		Name (block capitals)	LIN ZHONG
Executed by COUNTRY GARDEN	)
HOLDINGS COMPANY LIMITED	)
)
	)	Signature	/s/ MO BIN
		Name (block capitals)	MO BIN

[Signature Page to the Amended and Restated Shareholders Agreement by and among Lufax Holding Ltd and its shareholders]

Executed by GUOTAI JUNAN	)
FINANCE (HONG KONG) LIMITED	)
)
	)	Signature	/s/ WONG TUNG CHING
		Name (block capitals)	WONG TUNG CHING

Executed by CMBC INTERNATIONAL	)
HOLDINGS LIMITED	)
)
	)	Signature	/s/ DING ZHISUO
		Name (block capitals)	DING ZHISUO
DIRECTOR

Executed by GUOSHENG INTERNET	)
INVESTMENT L.P.	)
on behalf of Guosheng Internet	)
Investment Management Limited	)
as general partner	)
)
	)	Signature	/s/ CHEUNG WAI TONG
		Name (block capitals)	CHEUNG WAI TONG

Executed by CHIA TAI BRIGHT	)
ENTERPRISE LIMITED	)
)
	)	Signature	/s/ HO PING-HSIEN/YUICHI TOYODA
		Name (block capitals)	HO PING-HSIEN/YUICHI TOYODA

[Signature Page to the Amended and Restated Shareholders Agreement by and among Lufax Holding Ltd and its shareholders]

Executed by MAGIC CONTINENT	)
LIMITED	)
)
	)	Signature	/s/ Cheung Miu
		Name (block capitals)	Cheung Miu

[Signature Page to the Amended and Restated Shareholders Agreement by and among Lufax Holding Ltd and its shareholders]

Executed by LU HU INVESTMENT	)
COMPANY LIMITED	)
)
	)	Signature	/s/ LIU XIAOBO
		Name (block capitals)	LIU XIAOBO

[Signature Page to the Amended and Restated Shareholders Agreement by and among Lufax Holding Ltd and its shareholders]

Executed by HONOR RELIANCE	)
DEVELOPMENT LIMITED	)
(信誠發展有限公司))
)
	)	Signature	/s/ Xu Wu
		Name (block capitals)	Xu Wu

[Signature Page to the Amended and Restated Shareholders Agreement by and among Lufax Holding Ltd and its shareholders]

C-ROUND INVESTORS:

Executed by F3 Holding LLC	)
)
)
)
	)	Signature	/s/ AHMAD AL-KHANJI
		Name (block capitals)	AHMAD AL-KHANJI

Executed by DIC Holding LLC	)
)
)
)
	)	Signature	/s/ ABDULAZIZ AL-SEHLAWI
		Name (block capitals)	ABDULAZIZ AL-SEHLAWI

[Signature Page to the Amended and Restated Shareholders Agreement by and among Lufax Holding Ltd and its shareholders]

Executed by HS Investments AP13)
Limited	)
)
)
	)	Signature	/s/ JAMES NICOLLE
		Name (block capitals)	JAMES NICOLLE

[Signature Page to the Amended and Restated Shareholders Agreement by and among Lufax Holding Ltd and its shareholders]

Executed by So Cheung Wing	)
)
)
)
	)	Signature	/s/ SO CHEUNG WING
		Name (block capitals)	SO CHEUNG WING

[Signature Page to the Amended and Restated Shareholders Agreement by and among Lufax Holding Ltd and its shareholders]

Executed by Lux Holdings Limited	)
)
)
)
	)	Signature	/s/ RICHARD RUFFER
		Name (block capitals)	RICHARD RUFFER

[Signature Page to the Amended and Restated Shareholders Agreement by and among Lufax Holding Ltd and its shareholders]

Executed by LionRock Money L.P.	)
By: LionRock Capital GP Limited,	)
its general partner	)
)
	)	Signature	/s/ DANIEL TSEUNG
		Name (block capitals)	DANIEL TSEUNG

[Signature Page to the Amended and Restated Shareholders Agreement by and among Lufax Holding Ltd and its shareholders]

Executed by All-Stars PESP V Limited	)
)
)
)
	)	Signature	/s/ WEIDONG (RICHARD) JI
		Name (block capitals)	WEIDONG (RICHARD) JI

[Signature Page to the Amended and Restated Shareholders Agreement by and among Lufax Holding Ltd and its shareholders]

Executed by
Macquarie Capital Asian Fintech Investments	)
Holdings LP acting by its general partner,	)
Macquarie ASEAN Technology Investments	)
Holdings GP Ltd.	)

		By:	/s/ BRADLEY BYUNGKI KIM
		Name:	BRADLEY BYUNGKI KIM
		Title:	Director

		By:	/s/ AARON YEO JUI QUANG
		Name:	AARON YEO JUI QUANG
		Title:	Director

[Signature Page to the Amended and Restated Shareholders Agreement by and among Lufax Holding Ltd and its shareholders]

Executed by SBI Hong Kong Holdings	)
Co., Limited	)
)
)
	)	Signature	/s/ MAKOTO MIYAZAKI
		Name (block capitals)	MAKOTO MIYAZAKI

Executed by SBI AI&Blockchain	)
Investment LPS	)
)
)
	)	Signature	/s/ KATSUYA KAWASHIMA
		Name (block capitals)	KATSUYA KAWASHIMA

[Signature Page to the Amended and Restated Shareholders Agreement by and among Lufax Holding Ltd and its shareholders]

ADDITIONAL C-ROUND INVESTORS:

Executed by UBS AG, London Branch	)
)
)
	)	Signature	/s/ CATHERINE CAI
		Name (block capitals)	CATHERINE CAI

		Signature	/s/ NICOLO MAGNI
		Name (block capitals)	NICOLO MAGNI

[Signature Page to the Amended and Restated Shareholders Agreement by and among Lufax Holding Ltd and its shareholders]

ADDITIONAL C-ROUND INVESTORS:

Executed by Hermitage Fund Four SP,	)
acting by Hermitage Galaxy Fund SPC	)
)
)
	)	Signature	/s/ ZHU XUEJUN
		Name (block capitals)	ZHU XUEJUN

[Signature Page to the Amended and Restated Shareholders Agreement by and among Lufax Holding Ltd and its shareholders]

ADDITIONAL C-ROUND INVESTORS:

Executed by Broad Street	)
Principal Investments L.L.C.	)
)
)
	)	Signature	/s/ JOSEPH P. DISABATO
		Name (block capitals)	JOSEPH P. DISABATO

[Signature Page to the Amended and Restated Shareholders Agreement by and among Lufax Holding Ltd and its shareholders]

ADDITIONAL C-ROUND INVESTORS:

Executed by J.P. Morgan Securities LLC	)
)
)
)
	)	Signature	/s/ Richard Sesny
		Name (block capitals)	Richard Sesny

[Signature Page to the Amended and Restated Shareholders Agreement by and among Lufax Holding Ltd and its shareholders]

ADDITIONAL C-ROUND INVESTORS:

Executed by HS Investments (A) L.P.	)
)
)
)
	)	Signature	/s/ KEN WRIGLEY, ANTHONY TENNANT
		Name (block capitals)	KEN WRIGLEY, ANTHONY TENNANT

Directors
Director One Limited
Corporate Director of
HS Investments (L) Limited
General Partner of
HS Investments (A) Limited Partnership

[Signature Page to the Amended and Restated Shareholders Agreement by and among Lufax Holding Ltd and its shareholders]

ADDITIONAL C-ROUND INVESTORS:

Executed by HS Investments (C) Limited	)
)
)
)
	)	Signature	/s/ KEN WRIGLEY, ANTHONY TENNANT
		Name (block capitals)	KEN WRIGLEY, ANTHONY TENNANT

Directors
Director One Limited
Corporate Director of
HS Investments (C) Limited

[Signature Page to the Amended and Restated Shareholders Agreement by and among Lufax Holding Ltd and its shareholders]

ADDITIONAL C-ROUND INVESTORS:

Executed by United Overseas Bank	)
Limited	)
)
)
)
	)	Signature	/s/ PEH KIAN HENG
		Name (block capitals)	PEH KIAN HENG

[Signature Page to the Amended and Restated Shareholders Agreement by and among Lufax Holding Ltd and its shareholders]

ADDITIONAL C-ROUND INVESTORS:

Executed by Bangkok Bank Public	)
Company Limited	)
)
)
)
	)	Signature	/s/ YANCHAI TANTIRATAPONG
		Name (block capitals)	YANCHAI TANTIRATAPONG

[Signature Page to the Amended and Restated Shareholders Agreement by and among Lufax Holding Ltd and its shareholders]

ADDITIONAL C-ROUND INVESTORS:

Executed by Sabre Capital (Mauritius))
Limited	)
)
)
)
	)	Signature	/s/ ROSHILA RAMLUGGUN/SWEETEEBYE BALLOO
		Name (block capitals)	ROSHILA RAMLUGGUN/SWEETEEBYE BALLOO

FOR AND ON BEHALF OF VISTRA ALTERNATIVE (INVESTMENTS) LIMITED
COMPANY SECRETARY

[Signature Page to the Amended and Restated Shareholders Agreement by and among Lufax Holding Ltd and its shareholders]

SCHEDULE 1: INVESTORS OF THE COMPANY

Part 1 A: A-Round Investors

Part 1 B: Other Non-Lead Investors

Part 2: B-Round Investors

Part 3: C-Round Investors

SCHEDULE 2: HONOR RELIANCE DEVELOPMENT LIMITED

SCHEDULE 3: EXISTING BOARD OF DIRECTORS

SCHEDULE 4: DEED OF ADHERENCE

SCHEDULE 5: PROHIBITED TRANSFEREES